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                                                                    EXHIBIT 10.7

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                           LOAN AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 29, 2000

                                      AMONG

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                    AS LENDER

                                       AND

                          EDAC TECHNOLOGIES CORPORATION

                                       AND

                         APEX MACHINE TOOL COMPANY, INC.

                                  AS BORROWERS


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                         INDEX OF EXHIBITS AND SCHEDULES



Schedule A        -   Definitions
Schedule B        -   Lender's and Borrowers' Addresses for Notices
Schedule C        -   Letters of Credit (Not Used)
Schedule D        -   Cash Management System
Schedule E        -   Fees and Expenses
Schedule F        -   Schedule of Documents
Schedule G        -   Financial Covenants
Schedule H        -   Projections

Disclosure Schedule  (3.2)     -    Places of Business; Corporate Names
Disclosure Schedule  (3.3)     -    Defaults
Disclosure Schedule  (3.6)     -    Real Estate
Disclosure Schedule  (3.7)     -    Stock; Affiliates
Disclosure Schedule  (3.9)     -    Taxes
Disclosure Schedule  (3.11)    -    ERISA
Disclosure Schedule  (3.12)    -    Litigation
Disclosure Schedule  (3.13)    -    Intellectual Property
Disclosure Schedule  (3.15)    -    Environmental Matters
Disclosure Schedule  (3.16)    -    Insurance
Disclosure Schedule  (3.18)    -    Contracts (Offset Risk)
Disclosure Schedule  (5(b))    -    Indebtedness
Disclosure Schedule  (5(e))    -    Liens
Disclosure Schedule  (6.1)     -    Actions to Perfect Liens
Disclosure Schedule  (6.1(a))  -    Excluded Real Property

Exhibit A      -  Form of Notice of Revolving Credit Advance
Exhibit B      -  Other Reports and Information
Exhibit C      -  Form of Borrowing Base Certificate
Exhibit C-1    -  Inventory Rollforward and Reconciliation
Exhibit D      -  Form of Accounts Payable Analysis
Exhibit E      -  Form of Accounts Receivable Rollforward Analysis
Exhibit F      -  Form of Revolving Credit Note
Exhibit G-1    -  Form of Term Note A-1
Exhibit G-2    -  Form of Term Note A-2
Exhibit G-3    -  Form of Term Note B
Exhibit H      -  Form of Secretarial Certificate
Exhibit I      -  Form of Power of Attorney
Exhibit J      -  Form of Certificate of Compliance



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                                                                      GE Capital

              TRANSACTION SUMMARY AS OF THE DATE OF THIS AGREEMENT

REVOLVING CREDIT LOAN
  Maximum Amount:                 $8,000,000
  Term:                           3 years
  Revolving Credit Rate:          Index Rate plus 3.75%, subject to adjustment
  Letter of Credit Subfacility:   n/a
--------------------------------------------------------------------------------
  Borrowing Base:   85% of the value (as determined by Lender) of each
                    Borrower's Eligible Accounts; provided, that Lender shall reduce the foregoing percentage by one percentage point for each percentage point that the dilution of such Borrower's
                    Accounts (calculated by Lender as the average dilution over the most recent three months) exceeds 5% plus the lesser of
                    (i) $ 4,000,000, (ii) the sum of (A) 50% of the value of each Borrower's Eligible Inventory consisting of finished goods and raw materials and (B) the lesser of (1) $1,000,000 or (2) 50% of the value of each Borrower's Eligible
                    Inventory consisting of work in progress or (iii) 85% of the orderly liquidation value of each Borrower's Eligible
                    Inventory as set forth in the most recent appraisal prepared by an independent appraisal firm acceptable to Lender, in each case (except as otherwise provided) as determined by Lender, valued on a first-in, first-out basis (at the lower of cost or market).


TERM LOAN A-1
  Original Principal Amount:      $4,279,000
  Term:                           3 years
  Amortization:          Equal monthly principal installments of $71,317 payable
                         on the first day of each month, with a Balloon Payment
                         on the Commitment Termination Date.
  Term Loan A Rate:      Index Rate plus 4.00%, subject to adjustment

TERM LOAN A-2
  Original Principal Amount:      $3,085,000
  Term:                           3 years
  Amortization:          Equal monthly principal installments of $51,417 payable
                         on the first day of each month, with a Balloon Payment
                         on the Commitment Termination Date.
  Term Loan A Rate:      Index Rate plus 4.00%, subject to adjustment

TERM LOAN B
  Original Principal Amount:      $2,000,000 to be funded upon satisfaction of
                                  the Mortgage Conditions
  Term:                           Co-terminus with Revolving Credit Loan and
                                  Term Loan A
  Amortization:          Equal monthly principal installments of $16,667 payable
                         on the first day of each month, with a Balloon Payment
                         on the Commitment Termination Date.
  Term Loan B Rate:       Index Rate plus 4.25%, subject to adjustment

FEES
  Commitment Fee:                 $94,500
  Closing Fee:                    $62,000
  Collateral Monitoring Fee:      $20,000 per annum
  Unused Line Fee:                0.25% per annum
  Letter of Credit Fee:           2% per annum
  Prepayment Fee:                 3% in year one; 2% in year two; and 1% in
                                  year three.

THE LOANS DESCRIBED GENERALLY HERE ARE ESTABLISHED AND GOVERNED BY THE TERMS AND CONDITIONS SET FORTH BELOW IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND IF THERE IS ANY CONFLICT BETWEEN THIS GENERAL DESCRIPTION AND THE EXPRESS TERMS AND CONDITIONS BELOW OR ELSEWHERE IN THE LOAN DOCUMENTS, SUCH OTHER EXPRESS TERMS AND CONDITIONS SHALL CONTROL.


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This LOAN AND SECURITY AGREEMENT is dated as of September 29, 2000, and agreed to by and among EDAC Technologies Corporation, a Wisconsin corporation ("Leading Borrower"), and Apex Machine Tool Company, Inc., a Connecticut corporation ("Second Borrower"), (Leading Borrower and Second Borrower being collectively referred to as "Borrowers" and each a "Borrower"), any other Credit Party executing this Agreement, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

RECITALS

A. Borrowers desire to obtain the Loans and other financial accommodations from Lender and Lender is willing to provide the Loans and accommodations all in accordance with the terms of this Agreement.

B. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.     AMOUNT AND TERMS OF CREDIT

1.1. Loans. (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date (i) Lender agrees (A) to make available advances (each, a "Revolving Credit Advance") and (B) to incur Letter of Credit Obligations, in an aggregate outstanding amount for any Borrower not to exceed the Borrowing Availability of such Borrower, and (ii) any Borrower may at the request of Leading Borrower as agent for such Borrower from time to time borrow, repay and reborrow, and may cause Lender to incur Letter of Credit Obligations, under this Section 1.1.

       (b) Leading Borrower, as agent for each Borrower, shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a "Notice of Revolving Credit Advance") given no later than 11:00 A.M. (New York City time) on the Business Day of the proposed advance. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrowers, Lender may permit telephonic, electronic, or facsimile requests for a Revolving Credit Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by any Borrower. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from any Borrower, Lender shall have no liability to any Borrower for any loss or damage suffered by any Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by any Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. The Revolving Credit Loan shall be evidenced by, and be repayable in accordance with the terms of, the Revolving Credit Note and this Agreement

       (c) In making any Loan hereunder Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender by such Borrower and other information available to Lender. Lender shall be under no obligation to make any further Revolving Credit Advance to any Borrower or incur any other Obligation if any Borrower shall have failed to deliver a Borrowing Base Certificate to Lender by the time specified in Section 4.1(b).



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       (d) Subject to the terms and conditions of this Agreement, Lender agrees to make the Term Loan A-1 to Leading Borrower on the Closing Date in the original principal amount specified in the Term Note A-1. The Term Loan A-1 shall be evidenced by, and be repayable in accordance with the terms of, the Term Note A-1 and this Agreement.

       (e) Subject to the terms and conditions of this Agreement, Lender agrees to make Term Loan A-2 to Second Borrower on the Closing Date in the original principal amount specified in the Term Note A-2. The Term Loan A-2 shall be evidenced by and be repayable in accordance with the terms of Term Note A-2 and this Agreement.

       (f) Subject to the terms and conditions of this Agreement and satisfaction of the Mortgage Conditions, Lender agrees to make the Term Loan B to Leading Borrower on the Closing Date in the original principal amount specified in the Term Note B. The Term Loan B shall be evidenced by, and be repayable in accordance with the terms of the Term Note B and this Agreement.

       (g) Notwithstanding anything to the contrary contained in this Agreement, including Schedule C, Lender shall have no obligations to incur Letter of Credit Obligations for the account of Borrower.

1.2. Term and Prepayment. (a) Upon the Commitment Termination Date the obligation of Lender to make Revolving Credit Advances and extend other credit hereunder shall immediately terminate and Borrowers shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon; (ii) an amount sufficient to enable Lender to hold cash collateral as specified in Schedule C; (iii) all principal and accrued but unpaid interest on the Term Loans; and (iv) all other non-contingent Obligations due to or incurred by Lender.

       (b) If the Revolving Credit Loan attributable to any Borrower shall at any time exceed such Borrower's Borrowing Availability, then such Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

       (c) Each Borrower shall have the right, at any time upon 30 days prior written notice to Lender to (i) terminate voluntarily Borrowers' right to receive or benefit from, and Lender's obligation to make and to incur, Revolving Credit Advances and Letter of Credit Obligations, (ii) prepay all or a portion of any Term Loan, provided that any prepayment of less than all of the outstanding balance of any Term Loan shall be applied to the remaining installments of such Term Loan in the inverse order of their maturity, and (iii) prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan and any Term Loan specified in such notice shall be the Commitment Termination Date. If any Borrower exercises the right of termination and prepayment, or if Lender's obligation to make Loans is terminated for any reason prior to the Stated Expiry Date then in effect (including as a result of the occurrence of a Default), Borrowers shall pay to Lender the applicable Prepayment Fee.

1.3. Use of Proceeds. Borrowers shall use the proceeds of the Loans to refinance on the Closing Date certain outstanding Indebtedness as provided in
Section 2.1(b) and for working capital and other general corporate purposes.

1.4. Single Loan. The Loans and all of the other Obligations of any Borrower to Lender shall constitute one general obligation of such Borrower secured by all of the Collateral.

1.5. Interest (a) Each Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances attributable to such Borrower at a floating rate equal to the Index Rate plus the Applicable Margin for Revolving Credit Advances (the "Revolving Credit Rate") and (ii) on the outstanding balance of the Term Loan A attributable to such Borrower at a floating rate equal to the Index Rate plus the Applicable Margin for Term Loan A (the "Term Loan A Rate"). Leading Borrower shall pay interest to Lender on the outstanding balance of the Term Loan B at a floating rate equal to the Index Rate plus the Applicable Margin for Term Loan B (the "Term Loan B Rate"). All computations of interest, and all calculations of the Letter of Credit Fee, shall be made by Lender on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that


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exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

       (b) Interest shall be payable on the outstanding Revolving Credit Advances and balance of the Term Loans (i) in arrears for the preceding calendar month on the first day of each calendar month, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

       (c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Revolving Credit Rate, the Term Loan Rates and the Letter of Credit Fee shall automatically be increased by two percentage points (2%) per annum (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

       (d) If any interest or any other payment (including Unused Line Fees and Collateral Monitoring Fees) to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

1.6. Cash Management System. On or prior to the Closing Date and until the Termination Date, each Borrower will establish and maintain the cash management system described in Schedule D. All payments in respect of the Collateral shall be made to or deposited in the blocked or lockbox accounts described in Schedule D in accordance with the terms thereof.

1.7. Fees. Each Borrower agrees to pay to Lender the Fees set forth in Schedule E.

1.8. Receipt of Payments. Each Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.9) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. If any Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made. For purposes of computing interest and Fees, all payments shall be deemed received by Lender 1 Business Day following receipt of immediately available funds in the Collection Account. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of immediately available funds in the Collection Account

1.9. Application and Allocation of Payments. Each Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of any Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by such Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of such Borrower's obligations with respect to preservation of the Collateral, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan attributable to any Borrower to exceed such Borrower's Borrowing Availability, and each Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan attributable to such Borrower exceeds its Borrowing Availability.

1.10. Accounting. Lender is authorized to record on its books and records the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrowers on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to any Borrower shall not in


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any manner affect the obligation of any Borrower to repay any of the
Obligations. Except to the extent that any Borrower shall, within 30 days after such statement and accounting is sent, notify Lender in writing of any objection such Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon such Borrower, absent manifest error.

1.11. Indemnity. Each Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.12. Borrowing Base; Reserves. The Borrowing Base of each Borrower shall be determined by Lender (including the eligibility of Accounts and Inventory) based on the most recent Borrowing Base Certificate delivered to Lender in accordance with Section 4.1(b) and such other information available to Lender. The Revolving Credit Loan shall be subject to Lender's continuing right to withhold from any Borrower's Borrowing Availability reserves, including the Tax Liability Reserve, and to increase and decrease such reserves from time to time, if and to the extent that in Lender's good faith credit judgment such reserves are necessary, including to protect Lender's interest in the Collateral or to protect Lender against possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Collateral or possible non-payment of any of the Obligations or for any Taxes or in respect of any state of facts which could constitute a Default. Lender may, at its option, implement reserves, including the Tax Liability Reserve, by designating as ineligible a sufficient amount of Accounts or Inventory which would otherwise be Eligible Accounts or Eligible Inventory, as the case may be, so as to reduce any Borrower's Borrowing Base by the amount of the intended reserves.

2.     CONDITIONS PRECEDENT

2.1. Conditions to the Initial Loans. Lender shall not be obligated to make any of the Loans or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

       (a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule F);
       (b) except for the Indebtedness evidenced by the Fleet Note, all of the obligations of Borrowers to Fleet and The CIT Group under their financing documentation as in effect immediately prior to the Closing Date will be performed and paid in full from the proceeds of the initial Loans and all Liens upon any of the property of any Borrower or any other Credit Party in respect thereof shall have been


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terminated or subordinated on terms and conditions and pursuant to agreements satisfactory to Lender immediately upon such payment;
       (c) the insurance policies provided for in Section 3.16 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;
       (d) as of the Closing Date Net Borrowing Availability for all Borrowers combined shall be not less than $1,000,000 after giving effect to the initial Revolving Credit Advance and Letter of Credit Obligations (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales);
       (e) Lender shall have received opinions of counsel to the Borrowers with respect to the Loan Documents in form and substance satisfactory to Lender;
       (f) Lender shall have received an opinion of counsel to Guarantor with respect to the Guaranty and any other Loan Documents executed by the Guarantor in connection with this Agreement, which opinion of counsel shall be in form and substance satisfactory to Lender;
       (g) Lender shall have received a copy of the Fleet Documents in form and substance satisfactory to Lender;
       (h) The liabilities (contingent or otherwise) of each Credit
Party relating to the Pegos Guaranty shall have been subordinated on terms satisfactory to Lender pursuant to documentation in form and substance satisfactory to Lender;
       (i) The Liens granted to the State of Connecticut by each Credit Party relating to the grant in the amount of $200,000 from the State of Connecticut shall secure an amount not to exceed the principal amount of $200,000 and shall be subordinate to the Liens in favor of Lender; and
       (j) Lender shall be satisfied with the corporate structure, capital structure, terms and amounts of other Indebtedness, material Contracts and organizational documents of each Credit Party.

2.2. Further Conditions to the Loans. Lender shall not be obligated to fund any Loan (including the initial Loans), if, as of the date thereof:

       (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or
       (b) any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or
       (c) any Default shall have occurred and be continuing or would result after giving effect to such Loan; or
       (d) after giving effect to such Loan, the Revolving Credit Loan attributable to any Borrower would exceed the Borrowing Availability of such Borrower.

2.3. Agent. The request and acceptance by Leading Borrower, as agent for each Borrower, of the proceeds of any Loan, and the request by Leading Borrower, as agent for each Borrower, for the incurrence by Lender of any Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by each Borrower that the conditions in Section 2.2 have been satisfied and (ii) a restatement by each Borrower of each of the representations and warranties made by such Borrower in any Loan Document and a reaffirmation by each Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

3.     REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, each Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:

3.1.   Corporate Existence; Compliance with Law.  Each Corporate Credit Party:
(a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the


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conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party which are necessary or appropriate for the conduct of its business.

3.2. Executive Offices; Corporate or Other Names. The location of each Corporate Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Corporate Credit Party has been known as or conducted business in any other name (including trade names).

3.3. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party except as set forth on Disclosure Schedule (3.3); (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person other than those consents and approvals obtained prior to the Closing Date. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

3.4. Financial Statements and Projections; Books and Records. (a) The Financial Statements delivered by each Borrower to Lender for its most recently ended Fiscal Year and Fiscal Month, are true, correct and complete and reflect fairly and accurately the financial condition of such Borrower as of the date of each such Financial Statement in accordance with GAAP. The Projections attached to this Agreement as Schedule H and the Projections most recently delivered by each Borrower to Lender after the Closing Date have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections.

       (b) Each Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5. Material Adverse Change. Between the date of each Borrower's most recently audited Financial Statements delivered to Lender and the Closing Date:
(a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect except for the financial result indicated on the most recent interim Financial Statements delivered to Lender. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default, and to such Credit Party's knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6.   Real Estate; Property. The real estate listed in Disclosure
Schedule (3.6) constitutes all of the real property owned, leased, or used by each Corporate Credit Party in its business, and such Credit Party will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Encumbrances. With respect to each of the premises identified in Disclosure Schedule (3.2) on or prior to the Closing Date a bailee, landlord or mortgagee agreement acceptable to Lender has been obtained unless Lender has waived such requirement with respect to such premises.

3.7. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date no Corporate Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (other than Leading Borrower) (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on Disclosure Schedule (3.7). All outstanding Indebtedness of each Corporate Credit Party as of the Closing Date is described in Disclosure Schedule (5(b)).

3.8. Government Regulation; Margin Regulations. No Corporate Credit Party is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. No Corporate Credit Party is engaged, nor will it engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as "Margin Stock"). No Corporate Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock. No Corporate Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.9. Taxes; Charges. Except as disclosed on Disclosure Schedule (3.9) all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party's property. Proper and accurate amounts have been and will be withheld by Borrower and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.9), none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.10. Payment of Obligations. Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Minimum Actionable Amount. The present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

3.12. Litigation. No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party's properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.12), as of the Closing Date there is no Litigation pending or threatened against any Credit Party which seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly in writing upon learning of the existence, threat or commencement of any Litigation against any Credit Party, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against any Credit Party.

3.13. Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by any Corporate Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.13). Each Corporate Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Corporate Credit Party will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Corporate Credit Party will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

3.14. Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.15. Hazardous Materials. Except as set forth on Disclosure Schedule (3.15), as of the Closing Date, (a) to the best of each Corporate Credit Party's knowledge following due inquiry, each real property location owned, leased or occupied by each Corporate Credit Party (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Corporate Credit Party is subject to any Environmental Liabilities or, to any Credit Party's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by any Corporate Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Corporate Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) each Corporate Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Corporate Credit Party. Each Corporate Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release.

3.16. Insurance. As of the Closing Date, Disclosure Schedule (3.16) lists all insurance of any nature maintained for current occurrences by Borrowers and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies. Notwithstanding the foregoing and provided that no Default shall have occurred and be continuing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $25,000 in the aggregate, Lender shall permit the applicable Credit Party to replace, restore, repair or rebuild the property subject to the casualty; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 60 days of such casualty, Lender may apply such insurance proceeds to the Obligations in accordance with the terms of this Agreement. All insurance proceeds that are to be made available to replace, repair, restore or rebuild the Collateral shall be applied by Lender to reduce the outstanding principal balance of the Revolving Credit Loan and upon such application, Lender shall establish a reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Leading Borrower shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Lender shall make such Revolving Credit Advance; and (iii) in the case of insurance proceeds applied against the Revolving Credit Loan, the reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance.

3.17. Deposit and Disbursement Accounts. Attachment I to Schedule D lists all banks and other financial institutions at which any Borrower or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Disbursement Accounts, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

3.18. Accounts and Inventory. As of the date of each Borrowing Base Certificate delivered to Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account and all Inventory listed thereon as Eligible Inventory shall be Eligible Inventory. No Borrower has made, nor will any Borrower make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. Disclosure Schedule (3.18) sets forth each Contract of any Borrower with any Account Debtor which gives such Account Debtor the right (under such Contract, under common law or otherwise) to offset any Accounts for such Borrower's failure to perform under such Contract and such Borrower has obtained an offset waiver for each such contract in form and substance satisfactory to Lender. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent;
(b) no payments have been or shall be made thereon except payments immediately delivered to the applicable accounts described in paragraph 1 to Schedule D or the Lender as required hereunder; and (c) to each Borrower's knowledge all Account Debtors have the capacity to contract. Each Borrower shall notify Lender promptly of any event or circumstance which to such Borrower's knowledge would cause Lender to consider any then existing Account or Inventory as no longer constituting an Eligible Account or Eligible Inventory, as the case may be.

3.19. Conduct of Business. Each Corporate Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and
(b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.20. Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrowers, Borrowers and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender's rights in any Collateral, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

4.     FINANCIAL MATTERS; REPORTS

4.1. Reports and Notices. From the Closing Date until the Termination Date, each Borrower shall deliver to Lender:

       (a) within 15 days following the end of each Fiscal Month, an aged trial balance by Account Debtor and an Inventory Perpetual or Physical other than with respect to work in progress (as requested by Lender) and as soon as available but in no event later than 30 days following the end of each Fiscal Month, an Inventory Perpetual or Physical with respect to work in progress and a reconciliation of the aged trial balance and the Inventory Perpetual or Physical (as the case may be) to such Borrower's general ledger and from the general ledger to the Financial Statements for such Fiscal Month accompanied by supporting detail and documentation as Lender may request;

       (b) as frequently as Lender may request and in any event no later than 15 days following the end of each Fiscal Month, a Borrowing Base Certificate in the form of Exhibit C as of the last day of the previous Fiscal Month detailing ineligible Accounts and Inventory for adjustment to the Borrowing Base, certified as true and correct by the Chief Financial Officer of such Borrower or such other officer as is acceptable to Lender;

       (c) within 15 days following the end of each Fiscal Month, an Accounts Payable Analysis in the Form of Exhibit D (together with an accounts payable aging) and an Accounts Receivable Roll Forward Analysis in the Form of Exhibit E, each certified as true and correct by the Chief Financial Officer of such Borrower or such other officer as is acceptable to Lender;

       (d) within 30 days following the end of each Fiscal Month and Fiscal Quarter, the Financial Statements for such Fiscal Month or Fiscal Quarter, as applicable, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly or quarterly, as applicable, and year-to-date basis, and accompanied by a certification in the form of Exhibit J by the Chief Executive Officer or Chief Financial Officer of such Borrower that such Financial

Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

       (e) within 90 days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from such Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and
(iii) any management letter that may be issued;

       (f) not less than 30 days prior to the close of each Fiscal Year, the Projections, which will be prepared by such Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered;

       (g) upon request by Lender, provide Lender with an appraisal of the Inventory of each Borrower prepared by an independent appraisal firm acceptable to Lender; provided that absent the occurrence of a Default, Borrowers shall not be required to pay for such appraisal more than once each year during the term of this Agreement; and

       (h) all the reports and other information set forth on Exhibit B in the time frames set forth therein.

4.2. Financial Covenants. Each Borrower shall not breach any of the financial covenants set forth in Schedule G.


4.3. Other Reports and Information. Each Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Each Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

5.     NEGATIVE COVENANTS

Each Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither any Borrower nor any other Corporate Credit Party shall, directly or indirectly, by operation of law or otherwise:

       (a) form any Subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or, except as provided in clause 5(c) below, loan or advance to, any Person;

       (b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule 5(b), (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of a Borrower if the primary obligation is permitted by this Agreement; (vi) the Indebtedness evidenced by the Fleet Documents as in effect on the Closing Date; (vii) the Guaranteed Indebtedness evidenced by the Pegos Guaranty; (viii) the Indebtedness evidenced by the Assistance Agreement not to exceed the principal amount of $200,000; (ix) the Indebtedness evidenced by the Seller Note as in effect on the

Closing Date; (x) in the event Lender does not make Term Loan B available to Leading Borrower, Indebtedness to a Person providing financing to Leading Borrower secured solely by a Lien on the Mortgaged Property in the principal amount not to exceed $2,000,00; and (xi) additional Indebtedness for Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount not to exceed $500,000 for all Corporate Credit Parties combined and additional Indebtedness for Capital Expenditures financed other than through the Revolving Credit Loan incurred after the Closing Date in an aggregate amount not to exceed $500,000 for all Corporate Credit Parties combined provided that the aggregate amount of all such Indebtedness for Purchase Money Indebtedness and Capital Expenditures shall not at any time outstanding exceed $500,000 for all Corporate Credit Parties combined;

       (c) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than (i) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000; (ii) payments made to Leading Borrower by another Credit Party for reasonable changes for administrative and overhead expenses incurred by Leading Borrower on behalf of such Credit Party in an aggregate amount during any Fiscal Year not to exceed $100,000; and (iii) loans and advances made by a Borrower to another Borrower, provided that (A) the Borrower receiving such loans or advances shall have executed and delivered to the other Borrower a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany loans and advances owing at any time by a Borrower to another Borrower which Intercompany Notes shall be in form and substance satisfactory to Lender and shall be pledged and delivered to Lender pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Lender; (C) at the time any such intercompany loan or advance is made by a Borrower to another Borrower and after giving effect thereto, such Borrower shall be Solvent; (D) no Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (E) the aggregate amount of such intercompany loans owing by a Borrower to another Borrower shall not exceed $500,000 at any one time outstanding;

       (d) make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date or amend its charter or by-laws or other organizational documents;

       (e) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

      (f) [*] sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit the sale of inventory or obsolete or unnecessary Equipment in the ordinary course of its business);

       (g) change its name, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

       (h) establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to Schedule D) without Lender's prior written consent; or

       (i) make or permit any Restricted Payment.

6.     SECURITY INTEREST

--------------
* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

6.1. Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of the Borrowers and each other Credit Party executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all bank and deposit accounts and all funds on deposit therein; all cash and cash equivalents; all commodity contracts; all investments, Stock and Investment Property; all Inventory and Equipment; all Goods; all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles; and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste and the real property listed on Disclosure Schedule 6.1(a) (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

       (b) Each Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Each Borrower and each other Credit Party executing this Agreement represents, warrants and promises to Lender that: (i) each Borrower and each other Credit Party granting a Lien in Collateral is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule 6.1 (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Each Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by such Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Each Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation."

6.2. Lender's Rights. (a) Lender may, (i) at any time in Lender's own name or in the name of any Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time and without prior notice to any Borrower or any other Credit Party, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, each Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Each Borrower hereby constitutes Lender or Lender's designee as such Borrower's attorney with power to endorse such Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

       (b) Each Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between any Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of any Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

       (c) Each Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Borrower's and such Credit Party's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and each Borrower and such Credit Party agree to render to Lender, at such Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

       (d) After the occurrence and during the continuance of a Default, each Borrower at its own expense, shall cause the certified public accountant then engaged by such Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Each Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with each Borrower's accountants in the performance of these tasks.

6.3. Lender's Appointment as Attorney-in-fact. On the Closing Date, each Borrower and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as Exhibit I. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Each Borrower and each other Credit Party executing this Agreement authorizes Lender to file any financing or continuation statement without the signature of such Borrower or such Credit Party to the extent permitted by applicable law.

6.4. Grant of License to Use Intellectual Property Collateral. Each Borrower and each other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to any Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license (a) will terminate on the Termination Date and (b) shall not include any rights or interest of any Credit Party if and to the extent such licensing agreement prohibits the grant of a license therein provided that each Credit Party represents to Lender that those licensing agreement which prohibit such grant are not material.

7.     EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 10.3:

       (a) any Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or
       (b) (b) (i) any Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Section 1, Sections 3.1, 3.2, 3.17, 3.18, 3.19, 3.20, 4.1(b), 4.2 or Section 5 of this
Agreement; or (ii) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement (other than those set forth in the Sections referred to in clause (i) immediately above) or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement, and such breach is not remediable or, if remediable, continues unremedied for a period of five (5) Business Days after the earlier to occur of
(x) the date on which such breach is known or reasonably should have become known to any officer of such Borrower or such Credit Party and (y) the date on which Lender shall have notified such Borrower or such other Credit Party of such breach; or
       (c) an event of default shall occur under any Contractual Obligation of any Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or
       (d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by any Borrower or any other Credit Party shall be untrue or incorrect in any material respect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or
       (e) there shall be commenced against any Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or any Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or
       (f) a case or proceeding shall have been commenced involuntarily against any Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or
       (g) any Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or
       (h) a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against any Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or
(ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment; or
       (i) any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect; or
       (j) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing) other than by reason of any action or omission on the part of the Lender which constitutes gross negligence or willful misconduct in connection with the perfection or maintenance of perfection of Lender's Lien; or
       (k) a Change of Control shall have occurred with respect to any Corporate Credit Party; or
       (l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount.

7.2. Remedies. (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Revolving Credit Advances and to incur additional Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully cash collateralized pursuant to Schedule C; or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

       (b) Without limiting the generality of the foregoing, each Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Borrower and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

       (c) Upon the occurrence and during the continuance of an Event of Default and at Lender's request, each Borrower and each other Credit Party executing this Agreement agrees to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of such Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Each Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

       (d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4. Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations), and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrowers or their representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.     SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of each Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither any Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by such Borrower or such Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

9.     GUARANTOR WAIVERS BY BORROWERS

IF AND TO THE EXTENT THAT ANY OBLIGATION OF ANY BORROWER TO LENDER SHALL BE CONSIDERED AN OBLIGATION OF GUARANTY OR SURETYSHIP, THEN THE FOLLOWING PROVISIONS OF THIS SECTION 9 SHALL APPLY WITH RESPECT TO EACH SUCH BORROWER SOLELY TO THE EXTENT THAT SUCH BORROWER IS DEEMED TO ACT IN THE CAPACITY OF A GUARANTOR AND SHALL NOT EFFECT A WAIVER OF RIGHTS IN SUCH PERSON'S CAPACITY AS A
BORROWER:

       (A) SUCH BORROWER EXPRESSLY WAIVES THE RIGHT TO REQUIRE LENDER FIRST TO PURSUE ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE OBLIGATIONS, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO THE OBLIGATIONS BEFORE SEEKING FROM SUCH BORROWER PAYMENT IN FULL OF ITS LIABILITIES TO LENDER OR PROCEEDING AGAINST SUCH BORROWER FOR SAME.

       (B) SUCH BORROWER ACKNOWLEDGES THAT IF LENDER MAY, UNDER APPLICABLE
LAW, PROCEED TO REALIZE ITS BENEFITS UNDER ANY OF THE LOAN DOCUMENTS GIVING LENDER A LIEN UPON ANY COLLATERAL, WHETHER OWNED BY ANY BORROWER OR BY ANY OTHER PERSON, EITHER BY JUDICIAL FORECLOSURE OR BY NON-JUDICIAL SALE OR ENFORCEMENT, LENDER MAY, AT ITS SOLE OPTION, DETERMINE WHICH OF ITS REMEDIES OR RIGHTS IT MAY PURSUE WITHOUT AFFECTING ANY OF ITS RIGHTS AND REMEDIES. IF, IN THE EXERCISE OF ANY OF ITS RIGHTS AND REMEDIES, LENDER SHALL FORFEIT ANY OF ITS RIGHTS OR REMEDIES, INCLUDING ITS RIGHT TO ENTER A DEFICIENCY JUDGMENT AGAINST ANY BORROWER OR ANY OTHER PERSON, WHETHER BECAUSE OF ANY APPLICABLE LAWS PERTAINING TO "ELECTION OF REMEDIES" OR THE LIKE, SUCH BORROWER HEREBY CONSENTS TO SUCH ACTION BY LENDER AND WAIVES ANY CLAIM BASED UPON SUCH ACTION, EVEN IF SUCH ACTION BY LENDER SHALL RESULT IN A FULL OR PARTIAL LOSS OF ANY RIGHTS OF SUBROGATION WHICH SUCH BORROWER MIGHT OTHERWISE HAVE HAD BUT FOR SUCH ACTION BY LENDER. ANY ELECTION OF REMEDIES WHICH RESULTS IN THE DENIAL OR IMPAIRMENT OF THE RIGHT OF LENDER TO SEEK A DEFICIENCY JUDGMENT AGAINST ANY BORROWER SHALL NOT IMPAIR ANY OTHER BORROWER'S OBLIGATION TO PAY THE FULL AMOUNT OF THE OBLIGATIONS. IN THE EVENT LENDER SHALL BID AT ANY FORECLOSURE OR TRUSTEE'S SALE OR AT ANY PRIVATE SALE PERMITTED BY LAW OR THE LOAN DOCUMENTS, LENDER MAY BID ALL OR LESS THAN THE AMOUNT OF THE OBLIGATIONS AND THE AMOUNT OF SUCH BID NEED NOT BE PAID BY LENDER BUT SHALL BE CREDITED AGAINST THE OBLIGATIONS. THE AMOUNT OF THE SUCCESSFUL BID AT ANY SUCH SALE, WHETHER LENDER OR ANY OTHER PARTY IS THE SUCCESSFUL BIDDER, SHALL BE CONCLUSIVELY DEEMED TO BE THE FAIR MARKET VALUE OF THE COLLATERAL AND THE DIFFERENCE BETWEEN SUCH BID AMOUNT AND THE REMAINING BALANCE OF THE OBLIGATIONS SHALL BE CONCLUSIVELY DEEMED TO BE THE AMOUNT OF THE OBLIGATIONS GUARANTEED BY SUCH BORROWER, NOTWITHSTANDING THAT ANY PRESENT OR FUTURE LAW OR COURT DECISION OR RULING MAY HAVE THE EFFECT OF REDUCING THE AMOUNT OF ANY DEFICIENCY CLAIM TO WHICH LENDER MIGHT OTHERWISE BE ENTITLED BUT FOR SUCH BIDDING AT ANY SUCH SALE.

       (C) SUCH BORROWER AGREES THAT LENDER SHALL BE UNDER NO OBLIGATION TO
(I) MARSHAL ANY ASSETS IN FAVOR OF SUCH BORROWER, (II) PROCEED FIRST AGAINST ANY OTHER BORROWER OR PERSON OR ANY PROPERTY OF ANY OTHER BORROWER OR PERSON OR AGAINST ANY COLLATERAL, (III) ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS, OR (IV) PURSUE ANY OTHER REMEDY IN LENDER'S POWER THAT SUCH BORROWER MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH BORROWER'S BURDEN, ANY RIGHT TO WHICH SUCH BORROWER HEREBY EXPRESSLY WAIVES.

       (D) EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A
MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE

EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.    MISCELLANEOUS

10.1. Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document. Each Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Document from the date of its execution and delivery, regardless of whether the initial Loan has been funded at that time.

10.2. Expenses. Borrower agrees to pay or reimburse Lender for all costs and expenses (including the fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer); (d) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loans, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

10.3. No Waiver. Neither Lender's failure, at any time, to require strict performance by any Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of any Borrower or any other Credit Party to Lender contained in any Loan Document and no Default by any Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to such Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

10.4. Severability; Section Titles. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of any Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

10.5. Authorized Signature. Until Lender shall be notified in writing by any Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of such Borrower or such other Credit Party shall bind such Borrower and such other Credit Party and be deemed to be the act of such Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by such Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

10.6. Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any communication to any Person (other than any Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such communication.

10.7. Counterparts. Any Loan Document may be executed in any number of separate counterparts by one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.

10.8. Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

10.9. GOVERNING LAW. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

10.10. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (A) EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, SUCH BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. SUCH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH

JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND SUCH BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

       (B) THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, ANY BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

10.11. Press Releases. Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of General Electric Capital Corporation or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Lender before issuing such press release or other public disclosure.

10.12. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

11.    CROSS-GUARANTY

11.1. Cross-Guaranty. Each Borrower hereby absolutely and unconditionally guarantees to Lender and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Lender by each other Borrower, including that portion of the Revolving Credit Loan and the Term Loans attributable to each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 11 shall be absolute and unconditional, irrespective of, and unaffected by:

       (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

       (b) the absence of any action to enforce this Agreement (including this Section 11) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions hereof or thereof;

       (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

       (d) the insolvency of any Credit Party; or

       (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by each Borrower that its obligations under this Section 11 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

11.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 11 and such waivers, Lender would decline to enter into this Agreement.

11.3.  Benefit of Guaranty. Each Borrower agrees that the provisions of this
Section 11 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

11.4. Subordination of Subrogation. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 11.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 11, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.4.

11.5. Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which such Borrower might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

11.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 11 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

       (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

       (b) the amount which could be claimed by Lender from such Borrower under this Section 11 without rendering such claim voidable or avoidable under
Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 11.7.

11.7. Contribution with Respect to Guaranty Obligations. (a) To the extent that any Borrower shall make a payment under this Section 11 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

       (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

       (c) This Section 11.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 11.7 is intended to or shall impair the obligations of each Borrower to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.1. Nothing contained in this Section 11.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

       (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of Borrower to which such contribution and indemnification is owing.

       (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 11.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of Lender's obligation to extend any credit under this Agreement.

11.8. Liability Cumulative. The liability of Borrowers under this Section 11 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

                                  EDAC TECHNOLOGIES CORPORATION


                                  By:/s/Ronald G. Popolizio
                                     ------------------------------
                                  Name:
                                  Title:


                                  APEX MACHINE TOOL COMPANY, INC.


                                  By:/s/Ronald G. Popolizio
                                     ------------------------------
                                  Name:
                                  Title:


                                  GROS-ITE INDUSTRIES, INC., as Credit Party


                                  By:/s/Ronald G. Popolizio
                                     ------------------------------
                                  Name:
                                  Title:


                                  GENERAL ELECTRIC CAPITAL CORPORATION


                                  By:/s/Steven A. Samson
                                     ------------------------------
                                  Name:  Steven A. Samson
                                  Title: Duly Authorized Signatory

                            SCHEDULE A - DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

"Account Debtor" shall mean any Person who is or may become obligated with respect to, or on account of, an Account.

"Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all moneys due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

"Accounts Payable Analysis" shall mean a certificate in the form of Exhibit D

"Accounts Receivable Roll Forward Analysis" shall mean a certificate in the form of Exhibit E.

"Affiliate" shall mean, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

"Applicable Margin" shall mean, for each type of Loan, the rate per annum set forth under the relevant column heading below:


             Type of Loan                                  Rate per Annum
        ----------------------                             --------------
        Revolving Credit Loans                                  3.75%
              Term Loan A                                       4.0%
              Term Loan B                                       4.25%

provided, that commencing after the delivery to Lender of Borrower's audited Financial Statements for each Fiscal Year pursuant to Section 4.1(e) hereof, the Applicable Margin shall be adjusted (up or down) prospectively on an annual basis as set forth below as determined with respect to the calculation of the Fixed Charge Coverage Ratio for the Fiscal Year ending the last Saturday of 2000 by the Fixed Charge Coverage Ratio for the Fiscal Quarter ending last Saturday of 2000 and with respect to the calculation of the Fixed Charge Coverage Ratio for each Fiscal Year ending on or after the last Saturday of December 2001, the Fixed Charge Coverage Ratio for the twelve month period ending on such Fiscal Year end:


                                                        Revolving     Applicable Margin
     Fixed Charge Coverage for Prior Fiscal Year       Credit Loans      Term Loan A        Term Loan B
     -------------------------------------------       ------------   -----------------     -----------
                    < 0.50 to 1.00                        4.00%              4.25%             4.50%
                    -

         > 0.50 to 1.00 but (1.00 to 1.00                 3.75%              4.00%             4.25%
         > 1.00 to 1.00 but (1.50 to 1.00                 3.00%              3.25%             3.50%
                    > 1.50 to 1.00<                       2.75%              3.00%             3.25%

Each adjustment in the Applicable Margin shall occur on the first day of the first calendar month that occurs after delivery of the audited annual Financial Statements for such Fiscal Year evidencing the need for an adjustment. Concurrently with the delivery of the audited Financial Statements for each Fiscal Year, Borrower shall deliver to Lender a certificate, signed by its Chief Financial Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margin. Failure to timely deliver such Financial Statements shall result in an increase in the Applicable Margin to the highest rate set forth above, until the delivery to Lender of those Financial Statements demonstrating that such an increase is not required. Such increase in the Applicable Margin shall be in addition to any other remedy provided for in this Agreement, including Lender's right to charge the Default Rate. If a Default has occurred and is continuing at such time any reduction in the Applicable Margin is to be implemented, that reduction shall be deferred until the date on which such Default is cured or waived.

"Assistance Agreement" shall mean the Assistance Agreement between the State of Connecticut acting by the Department of Economic Development and Second Borrower.

"Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or any Borrower's business.

"Borrower" and "Borrowers" shall have the meanings assigned to them in the preamble of this Agreement.

"Borrowing Availability" shall mean, at any time with respect to any Borrower, the lesser of (i) the Maximum Amount less the sum of the aggregate Revolving Credit Loans attributable to the other Borrowers or (ii) such Borrower's Borrowing Base, in each case less reserves established by Lender from time to time.

"Borrowing Base" shall mean at any time with respect to any Borrower, an amount equal to the sum at such time of:

       (a) eighty five percent (85%) of the value (as determined by Lender) of such Borrower's Eligible Accounts; provided that Lender shall reduce the foregoing percentage by one percentage point for each percentage point that the dilution of such Borrower's Accounts (calculated by Lender as the average dilution over the most recent 3 months) exceeds 5%; plus

       (b) the lesser of (i) $4,000,000, (ii) the sum of (A) fifty percent (50%) of the value of such Borrower's Eligible Inventory consisting of finished goods and raw materials and (B) the lesser of (1) $1,000,000 or (2) fifty percent (50%) of the value of such Borrower's Eligible Inventory consisting of work in progress, or (iii) eighty-five percent (85%) of the orderly liquidation value of such Borrower's Eligible Inventory as set forth in the most recent appraisal prepared by an independent appraisal firm acceptable to Lender, in each case (except as otherwise provided) as determined by Lender, valued on a first-in, first-out basis (at the lower of cost or market).

"Borrowing Base Certificate" shall mean a certificate in the form of Exhibit C.

"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

"Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

"Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of any Borrower, any such lease under which such Borrower is the lessor.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

"Cash Collateral Account" shall have the meaning assigned to it in Schedule C.

"Change of Control" shall mean, with respect to any Person on or after the Closing Date, that any change in the composition of such Person's stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

"Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party's business.

"Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

"Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the initial Loan has been made.

"Closing Fee" shall have the meaning assigned to it in Schedule E.

"Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Collateral" shall have the meaning assigned to it in Section 6.1.

"Collection Account" shall mean that certain account of Lender, account number 50-232-854 in the name of GECC CAF Depository at Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York, ABA number 021-001-033.

"Commitment Termination Date" shall mean the earliest of (i) the Stated Expiry Date, (ii) the date Lender's obligation to advance funds is terminated pursuant to Section 7.2, and (iii) the date of indefeasible prepayment in full by Borrowers of the Obligations in accordance with the provisions of Section 1.2(c).

[*]

"Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Copyright License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

"Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

"Corporate Credit Party" shall mean any Credit Party that is a corporation, partnership or limited liability company.

"Credit Party" shall mean each Borrower, and each other Person (other than Lender) that is or may become a party to this Agreement or any other Loan Document.

"DED Security Agreement" shall mean Security Agreement dated January 4, 1995 between the State of Connecticut acting through its Department of Economic Development and Second Borrower.

"Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" shall have the meaning assigned to it in Section 1.5(c).

"Determined Tax Liability Amount" shall mean the amount of tax liability of Credit Parties arising out of the debt forgiveness by Fleet as determined by Arthur Andersen or another independent certified public accounting firm selected by Credit Parties and acceptable to Lender.

"Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

---------
* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

"Eligible Accounts" shall mean as at the date of determination with respect to any Borrower, all Accounts of such Borrower except any Account:
         (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of such Borrower's business;
         (b) upon which (i) such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;
         (c) against which any defense, counterclaim or setoff, whether well-founded or otherwise, is asserted or which is a "contra" Account;
         (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold or services performed and accepted by the Account Debtor obligated upon such Account;
         (e) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent;
         (f) that is not owned by such Borrower or is subject to any right, claim, or interest of another Person, other than the Lien in favor of Lender or a Encumbrances;
         (g) that is not subject to a first priority perfected Lien in favor of Lender;
         (h) that arises from a sale to or performance of services for an employee, Affiliate, Subsidiary or Stockholder of any Borrower or any other Credit Party, or an entity which has common officers or directors with any Borrower or any other Credit Party;
         (i) that is the obligation of an Account Debtor that is the Federal (or local) government or a political subdivision thereof, unless Lender has agreed to the contrary in writing and such Borrower has complied with the Federal Assignment of Claims Act of 1940 (or the state equivalent thereof, if any) with respect to such obligation;
         (j) that is the obligation of an Account Debtor located in a foreign country other than Pratt & Whitney Canada unless such Account is supported by a letter of credit in which Lender has a first priority perfected security interest by possession or credit insurance acceptable to Lender (and naming Lender as loss payee);
         (k) that is the obligation of an Account Debtor to whom any Borrower is or may become liable for goods sold or services rendered by the Account Debtor to any Borrower unless such Account Debtor has agreed not to set off any liabilities of any Borrower against such Accounts pursuant to an agreement in form and substance satisfactory to Lender, to the extent of any Borrower's liability to such Account Debtor;
         (l) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;
         (m) that is an obligation for which the total unpaid Accounts of the Account Debtor (other than Pratt & Whitney) owing to such Borrower exceed 30% of the aggregate of all Accounts, to the extent of such excess;
         (n) that is an obligation for which the total unpaid Accounts of Pratt & Whitney owing to such Borrower exceed 60% of the aggregate all of all Accounts, to the extent of such excess;
         (o) that is an obligation for which the total unpaid Accounts of the Account Debtor (other than Pratt & Whitney) to all Borrowers exceed 20% of the aggregate of all Accounts of Borrowers, to the extent of such excess;
         (p) that is an obligation for which the total unpaid Accounts of Pratt & Whitney to all Borrowers exceed 40% of the aggregate of all Accounts of Borrowers, to the extent of such excess;
         (q) that is not paid within 60 days from its due date or 90 days from its invoice date or that are Accounts of an Account Debtor if 50% or more of the Accounts owing from such Account Debtor remain unpaid within such time periods;
         (r) is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;
         (s)  that arises from any bill-and-hold or other sale of goods which remain in any Borrower's possession or under any Borrower's control, unless Lender has received an agreement from the owner of such goods in form and substance satisfactory to Lender;

         (t) as to which Lender's interest therein is not a first priority perfected security interest;
         (u) to the extent that such Account exceeds any credit limit established by Lender in Lender's good faith credit judgment;
         (v) as to which any of such Borrower's representations or warranties pertaining to Accounts are untrue; (w) that represents interest payments, late or finance charges, or service charges owing to such Borrower;
         (x) that arises out of progress billings prior to completion of an order;
         (y)  that represents a retainage; or
         (z) that is not otherwise acceptable in the good faith discretion of Lender, provided, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.

"Eligible Inventory" shall mean as at the date of determination as to any Borrower, all Inventory of such Borrower, except any Inventory that:
         (a) is not subject to a first priority perfected security interest of Lender or is not owned by such Borrower free and clear of all Liens and rights of others (except the Liens in favor of Lender and Permitted Encumbrances);
         (b) is not located on premises owned or operated by such Borrower and referenced in Disclosure Schedule (3.2) unless such Inventory is located at a processor referenced in Disclosure Schedule (3.2) and Lender has received an agreement from such processor in form and substance satisfactory to Lender;
         (c) is not located on premises where the aggregate amount of all Inventory (valued at cost) of such Borrower located thereon is greater than $100,000;
         (d) is located on premises with respect to which Lender has not received a landlord or mortgagee letter acceptable in form and substance to Lender;
         (e)  is in transit;
         (f) is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender,
         (g) in Lender's good faith credit judgment, is obsolete, unsalable, shopworn, damaged, unfit for further processing, is of substandard quality or is not of good and merchantable quality, free from any defects;
         (h) consists of (i) discontinued items, (ii) slow-moving or excess items held in inventory, or (iii) used items held for resale;
         (i) does not consist of raw materials, work in progress or finished goods;
         (j) does not meet all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);
         (k) is placed by such Borrower on consignment or held by such Borrower on consignment from another Person;
         (l)  is held for rental or lease by or on behalf of such Borrower;
         (m) is produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in 29
              U.S.C. S 215 or any successor statute or section;
         (n) in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any other Loan Document;
         (o) is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties;
         (p) requires the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of Default and such completion, manufacture or sale constitutes a breach or default under any contract or agreement to which such Borrower is a party or to which such Inventory is or may become subject;
         (q)  is not the subject of firm purchase orders; or
         (r) is not otherwise acceptable in the good faith discretion of Lender, provided, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.

"Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

"Environmental Liabilities" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

"Equipment" shall mean all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description which may be now or hereafter used in such Person's operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of
Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

"ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"Event of Default" shall have the meaning assigned to it in Section 7.1.

"Fees" shall mean the fees due to Lender as set forth in Schedule E.

"Financial Statements" shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of each Borrower and its Subsidiaries, internally prepared for each Fiscal Month or Fiscal Quarter, and audited for each Fiscal Year, prepared in accordance with GAAP.

"Fiscal Month" shall mean any of the monthly accounting periods of Borrowers.

"Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrowers.

"Fiscal Year" shall mean the 12 month period of Borrowers ending on the last Saturday of each calendar year. Subsequent changes of the fiscal year of Borrowers shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

"Fixed Charge Coverage Ratio" will have the meaning ascribed to it in Schedule
G.

"Fleet" shall mean Fleet National Bank.

"Fleet Documents" shall mean collectively, the Fleet Original Notes, the Fleet Note, the Fleet Escrow Agreement, the Fleet Security Agreement, the Fleet Guarantees and the Fleet Mortgage.

"Fleet Escrow Agreement" shall mean the Forbearance and Escrow Agreement dated September 29, 2000 among Fleet, Leading Borrower, Second Borrower, Gros-Ite and Updike Kelly & Spellacy, P.C.

"Fleet Guarantees" shall mean collectively, the Unlimited Continuing Guaranty Agreements dated as of September 29, 2000 executed by each of Second Borrower and Gros-Ite in favor of Fleet.

"Fleet Intercreditor and Subordination Agreement" shall mean that certain Intercreditor and Subordination Agreement dated of even date herewith executed by Credit Parties, Fleet and Lender.

"Fleet Loan Agreement" shall mean the Revolving Loan and Security Agreement dated October 3, 1985 between Fleet and Leading Borrower which has been amended and restated from time to time, and in its entirety by a certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 28, 1995, as amended by a certain Sixth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated July 31, 1995, as further amended by a certain Seventh Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of January 26, 1996, as further amended by a certain Eighth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of April 10, 1996, as further amended by a certain Ninth Amendment to Revolving Loan, Term Loan, Equipment Loan, Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated May 27, 1997 between Leading Borrower and Fleet, as further amended by a certain Tenth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated May 22, 1998, as further amended by a certain Eleventh Amendment to Loan and Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated as of June 30, 1998 and as further amended by a certain Twelfth Amendment to Loans and Security Agreement Modification of Notes and Reaffirmation of Guaranties dated as of November 25, 1998, as the same may be amended, modified or otherwise supplemented from time to time.

"Fleet Mortgage" shall mean the Mortgage dated May 12, 1989 executed by Leading Borrower in favor of Fleet covering the Mortgaged Property as amended and modified from time to time.

"Fleet Note" shall mean the Amended and Restated Term Note dated September 29, 2000 in the original principal amount of $7,000,000 executed by Leading Borrower in favor of Fleet.

"Fleet Original Notes" shall mean the Second Amended and Restated Revolving Promissory Note in the original principal amount of $13,000,000 dated as of June 30, 1998, the Term Promissory Note in the original principal amount of $14,000,000 dated June 30, 1998, the Amended and Restated Promissory Note in the principal amount of $541,153.34 dated March 27, 1997, the Term Promissory Note in the principal amount of $4,000,000 dated March 22, 1993, the Construction to Permanent Loan Promissory Note in the original principal amount of $1,000,000 dated July 31, 1995, the Equipment Promissory Note III in the original principal amount of $3,000,000 dated as of March 27, 1997, the Equipment Promissory Note IV in the original principal amount of $3,000,000 dated as of May 22, 1998, each executed by Leading Borrower in favor of Fleet.

"Fleet Security Agreement" shall mean collectively, the Security Agreements dated as of September 29, 2000 executed by each of Leading Borrower, Second Borrower and Gros-Ite in favor of Fleet.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

"General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

"Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including movables, fixtures, equipment, inventory, or other tangible personal property.

"Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Gros-Ite" shall mean Gros-Ite Industries, Inc., a Connecticut corporation.

"Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

"Guarantor" shall mean each Person which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

"Guaranty" shall mean any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

"Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

"Hazardous Waste" shall have the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et. seq.).

"Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations;
(v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses
(i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

"Indemnified Liabilities" and "Indemnified Person" shall have the meaning assigned to such terms in Section 1.11.

"Index Rate" shall mean the latest rate for 30-day dealer placed commercial paper (which for purposes hereof shall mean high grade unsecured notes sold through dealers by major corporations in multiples of $1,000), which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select). The Index Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest for the following month.

"Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

"Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

"Investment Property" shall mean all "investment property," as such term is defined in the Code, now or hereafter acquired by an Person, wherever located.

"IRC" and "IRS" shall mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successor thereto.

"Lender" shall mean General Electric Capital Corporation and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

"Letters of Credit" shall mean any and all commercial or standby letters of credit issued at the request and for the account of any Borrower for which Lender has incurred Letter of Credit Obligations.

"Letter of Credit Fee" shall have the meaning assigned to it in Schedule E.

"Letter of Credit Obligations" shall mean all outstanding obligations (including all duty, freight, taxes, costs, insurance and any other charges and expenses) incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Lender or another, of Letters of Credit, all as further set forth in Schedule C.

"License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

"Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Litigation" shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

"Loan Documents" shall mean this Agreement, the Notes, the Financial Statements, each Guaranty, the Power of Attorney, the Lock Box Account Agreements, the Fleet Intercreditor and Subordination Agreement, the Stock Pledge Agreement and the other documents and instruments listed in Schedule F, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

"Loans" shall mean the Revolving Credit Loan including the Letter of Credit Obligations, and the Term Loans.

"Lock Box Account" and "Lock Box Account Agreement" shall have the meanings assigned to such terms in Schedule D.

"Material Adverse Effect" shall mean: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Borrower or any other Credit Party or the industry within which such Borrower or any other Credit Party operates, (b) any Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien other than by reason of any action or omission on the part of Lender which constitutes gross negligence or willful misconduct in connection with the perfection or maintenance of such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

"Maximum Amount" shall mean $8,000,000 .

"Mortgage Conditions" shall mean the satisfaction of each of the following conditions:

         (a) Lender shall have received (i) a Phase I Environmental Site Assessment Report, consistent with American Society for Testing and Materials (ASCM) Standard E 1527-94 and applicable state requirements, on the Mortgaged Property, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Lender, in form and substance satisfactory to Lender and such other environmental review and audit reports, including Phase II reports, with respect to the Mortgaged Property as Lender shall have requested, and Lender shall be satisfied, in its sole discretion, with the contents of all such environmental reports and (ii) letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports;
         (b) Lender shall have received (i) evidence of insurance with respect to the Mortgaged Property in form and amounts and with insurers acceptable to Lender and (ii) Lender shall be named as additional insured and loss payee with respect to such policies pursuant to documentation acceptable to Lender;
         (c) Lender shall have received title insurance policies insuring Leader's Lien on the Mortgage Property as a first Lien on the Mortgaged Property, current as-built surveys, zoning letters and certificates of occupancy, with respect to the Mortgaged Property in each case satisfactory in form and substance to Lender;
         (d) Lender shall have received a mortgage and fixture filings, each in form and substance satisfactory to Lender executed by the appropriate parties;
         (e) Lender shall have received evidence that counterparts of the mortgage covering the Mortgaged Property has been recorded in all places to the extent necessary or desirable, in the judgment of Lender, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on the Mortgaged Property in favor of Lender;
         (f) Lender shall have received a Subordination Agreement in form and substance satisfactory to Lender executed by Fleet with respect to Fleet's mortgage lien on the Mortgaged Property; and
         (g) Lender shall have received an Opinion of Counsel to Leading Borrower with respect to the mortgage covering the Mortgaged Property executed by Leading Borrower in form and substance satisfactory to Lender.

"Mortgaged Property" shall mean the real property of Leading Borrower located at 1790 New Britain Avenue, Farmington, Connecticut, 1798 New Britain Avenue, Farmington Connecticut, and 1806 New Britain Avenue, Farmington, Connecticut.

"Minimum Actionable Amount" shall mean $50,000.

"Multiemployer Plan" shall mean a "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

"Net Borrowing Availability" shall mean at any time with respect to any Borrower, such Borrower's Borrowing Availability less the Revolving Credit Loan attributable to such Borrower.

"Notes" shall mean the Revolving Credit Notes and the Term Notes.

"Notice of Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(b).

"Obligations" shall mean all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between such Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guaranty.

"Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

"Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

"Pegos" shall mean Pegos Machine Corporation, a Connecticut corporation.

"Pegos Guaranty" shall mean the Guaranty dated August 20, 1997 executed by Leading Borrower in favor of Fleet.

"Pegos Sale" shall mean the sale by Leading Borrower of its interest in Pegos provided that in connection with such sale Leading Borrower is released from its obligations under the Pegos Guaranty.

"Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit Party; (v) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $25,000 at any time so long as such Liens attach only to Inventory;
(vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (ix) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b)(vi); (x) Liens in existence on the Closing Date as disclosed on Disclosure Schedule 5(e) provided that no such Lien is spread to cover additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased; (xi) in the event Lender does not make Term Loan B available to Leading Borrower, Liens on the Mortgaged Property provided that the holder of such Liens shall have entered into a mortgagee agreement in form and substance satisfactory to Lender; and (xi) Liens in favor of Lender securing the Obligations.

[*]

"Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or

-------------
* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"Plan" shall mean any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Pratt & Whitney" shall mean the Pratt & Whitney division of United Technologies Corporation.

"Prepayment Fee" shall mean the prepayment fee specified in Schedule E.

"Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of any Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by any Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

"Projections" shall mean as of the Closing Date those projections attached to this Agreement as Schedule H and as of any date thereafter the consolidated and consolidating balance sheet, statements of income and cash flow for each Borrower and its Subsidiaries (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for the next Fiscal Year, and (ii) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis of such plan.

"Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

"Real Property" shall have the meaning assigned to it in Section 3.15.

"Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

"Requirement of Law" shall mean as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of any Borrower's or any other Credit Party's Stock; (ii) any payment or distribution made in respect of any subordinated Indebtedness of any Borrower or any other Credit Party in violation of any subordination or other agreement made in favor of Lender; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of any Borrower's or any other Credit Party's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (a) that arising under this Agreement {or}, (b) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Lender) described in Disclosure Schedule (5(b)) or otherwise permitted under Section 5(b)(vi) or
(c) intercompany Indebtedness to the extent permitted by this Agreement; or (iv) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person except for payments that are made as a result of such Person's status other than as a Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

"Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

"Revolving Credit Loan" shall mean at any time the sum of (i) the aggregate amount of Revolving Credit Advances then outstanding, plus (ii) the total Letter of Credit Obligations incurred by Lender and outstanding at such time, plus
(iii) the amount of accrued but unpaid interest thereon and Letter of Credit Fees with respect thereto.

"Revolving Credit Note" shall mean each promissory note dated the Closing Date, executed by a Borrower substantially in the form of Exhibit F.

"Revolving Credit Rate" shall have the meaning assigned to it in Section 1.5(a).

"Seller Mortgage" shall mean the Mortgage Deed , Assignment of Leases and Security Agreement dated June 30, 1998 executed by Second Borrower in favor of Gerald S. Biondi, James G. Biondi and Michael J. Biondi to secure the Seller Note covering the real property of Second Borrower located at 17 and 21 Spring Lane, Farmington, Connecticut.

"Seller Note" shall mean that certain Promissory Note executed by Apex Acquisition Corporation in favor of Gerald S. Biondi, James G. Biondi and Michael J. Biondi in the original principal amount of $2,710,687.02 dated June 30, 1998.

"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

"Stated Expiry Date" shall mean September 29, 2003.

"Stock" shall mean all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

"Stockholder" shall mean each holder of Stock of any Borrower or any other Credit Party.

"Stock Pledge Agreement" shall mean that certain Pledge Agreement dated of even date herewith executed by EDAC with respect to all of the issued and outstanding common of Second Borrower and Gros-Ite of Borrowers in favor of Lender.

"Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

"Tax Liability Reserve" shall mean a reserve that Lender shall establish against Borrowing Availability for the potential tax liability of Credit Parties arising out of the debt forgiveness by Fleet which reserve shall be in an amount equal to (a) to the extent the Determined Tax Liability Amount has been determined, for the period commencing on January 15, 2001 and thereafter until Lender has received evidence satisfactory to Lender that such tax liability has been paid in full, the Determined Tax Liability Reserve Amount divided by 8 (the "Additional Amount") as increased by the Additional Amount on the 15th day of each month commencing on February 15, 2001 and on the 15th day thereafter to and including September 15, 2001, and (b) to the extent the Determined Tax Liability Amount has not been determined, for the period commencing on January 15, 2001 and thereafter until Lender has received evidence satisfactory to Lender that such tax liability has been paid in full, an amount determined by Lender in its sole discretion.

"Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

"Term Loan A" shall collectively, mean Term Loan A-1 and Term Loan A-2.

"Term Loan A-1" shall mean the loan in the amount specified in and evidenced by the Term Note A-1, and made to Leading Borrower under the terms of the Agreement, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

"Term Loan A-2" shall mean the loan in the amount specified in and evidenced by Term Note A-2 and made to Second Borrower under the terms of the Agreement, and any renewals, extensions, revisions, modifications or replacements therefore or thereof.

"Term Loan B" shall mean the loan in the amount specified in and evidenced by the Term Note B and made to Borrowers under the terms of the Agreement, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

"Term Loan" shall mean the Term Loan A-1, Term Loan A-2 or the Term Loan B . "Term Loans" shall mean, collectively, the Term Loan A and the Term Loan B.

"Term Loan A Rate" shall have the meaning assigned to it in Section 1.5(a).

"Term Loan B Rate" shall have the meaning assigned to it in Section 1.5(a).

"Term Loan Rate" shall mean the Term Loan A Rate or the Term Loan B Rate. "Term Loan Rates" shall mean collectively, the Term Loan A Rate and the Term Loan B Rate.

"Term Notes A" shall mean collectively, the Term Note A-1 and the Term Note A-2
 .

"Term Note A-1" shall mean the Term Note A-1 or the Term Note A-2".

"Term Notes A" shall mean collectively, the Term Note A-1

"Term Note A-1" shall mean the promissory note of Leading Borrower dated the Closing Date, substantially in the form of Exhibit G-1.

"Term Note A-2" shall mean the promissory note of Second Borrower dated the Closing Date, substantially in the form of Exhibit G-2.

"Term Note B" shall mean the promissory note of Leading Borrower dated the Closing Date, substantially in the form of Exhibit G-3.

"Term Note" shall mean the Term Note A-1, Term Note A-2 or the Term Note B. "Term Notes" shall mean collectively, the Term Note A and the Term Note B.

"Termination Date" shall mean the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash (other than amounts in respect of Letter of Credit Obligations if any, then outstanding, provided that Borrowers shall have funded such amounts in cash in full into the Cash Collateral Account), and Borrowers shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

"Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

"Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

"Unused Line Fee" shall have the meaning assigned to it in Schedule E.

"Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural,; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                                   Schedule B
                  LENDER'S AND BORROWERS' ADDRESSES FOR NOTICES


Lender's Address:

Name:         General Electric Capital Corporation
Address:      83 Wooster Heights Road
              Danbury, CT  06810
Att'n:        EDAC Technologies Corporation- Apex Machine Tool Company, Inc.
              Account Manager
Telephone:    203-205-5200
Facsimile:    203-205-5210


Leading Borrower's Address:

Name:         EDAC Technologies Corporation
Address:      1806 New Britain Avenue
              Farmington, CT  06032
Att'n:        Ronald G. Popolizio, Executive Vice President
Telephone:    860-679-7446
Facsimile:    860-674-2718


Second Borrower's Address:

Name:         Apex Machine Tool Company, Inc.
              c/o EDAC Technologies Corporation
Address:      1806 New Britain Avenue
              Farmington, CT  06032
Att'n:        Ronald G. Popolizio, Executive Vice President
Telephone:    860-679-7446
Facsimile:    860-674-2718

                                   SCHEDULE C
                                LETTERS OF CREDIT

1. Lender agrees, subject to the terms and conditions hereinafter set forth, to incur Letter of Credit Obligations in respect of the issuance of Letters of Credit issued on terms acceptable to Lender and supporting obligations of each Borrower incurred in the ordinary course of such Borrower's business, in order to support the payment of such Borrower's inventory purchase obligations, insurance premiums, or utility or other operating expenses and obligations, as Leading Borrower shall request as agent for such Borrower by written notice to Lender that is received by Lender not less than five Business Days prior to the requested date of issuance of any such Letter of Credit; provided, that: (a) that the aggregate amount of all Letter of Credit Obligations in favor of such Borrower at any one time outstanding (whether or not then due and payable) shall not exceed [n/a]; (b) no Letter of Credit shall have an expiry date which is later than the Stated Expiry Date or one year following the date of issuance thereof; and (c) Lender shall be under no obligation to incur any Letter of Credit Obligation if after giving effect to the incurrence of such Letter of Credit Obligation, the Net Borrowing Availability would be less than zero. The maximum amount payable in respect of each Letter of Credit requested by any Borrower will be guaranteed by Lender in favor of the issuing bank under terms of a separate agreement between Lender and the issuing bank. Each Borrower will enter into an application and agreement for such Letter of Credit with the issuing bank selected by Lender (which may be an Affiliate of Lender). The bank that issues any Letter of Credit pursuant to this Agreement shall be determined by Lender in its sole discretion.

2. The notice to be provided to Lender requesting that Lender incur Letter of Credit Obligations shall be in the form of a Letter of Credit application in the form customarily employed by the issuing bank, together with a written request by the applicable Borrower and the bank that Lender approve such Borrower's application. Upon receipt of such notice Lender shall establish a reserve against such Borrower's Borrowing Availability in the amount of 100% of the face amount of the Letter of Credit Obligation to be incurred. Approval by Lender in the written form agreed upon between Lender and the issuing bank (a) will authorize the bank to issue the requested Letter of Credit, and (b) will conclusively establish the existence of the Letter of Credit Obligation as of the date of such approval.

3. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, Borrower shall be unconditionally obligated to reimburse Lender therefor, and such payment shall then be deemed to constitute a Revolving Credit Advance in favor of such Borrower. For purposes of computing interest under Section 1.5, a Revolving Credit Advance made in satisfaction of a Letter of Credit Obligation shall be deemed to have been made as of the date on which the issuer or endorser makes the related payment under the underlying Letter of Credit.

4. In the event that any Letter of Credit Obligations, whether or not then due or payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower will either (a) cause the underlying Letter of Credit to be returned and canceled and each corresponding Letter of Credit Obligation to be terminated, or (b) pay to Lender, in immediately available funds, an amount equal to 105% of the maximum amount then available to be drawn under all Letters of Credit in favor of such Borrower not so returned and canceled to be held by Lender as cash collateral in an account under the exclusive dominion and control of Lender (the "Cash Collateral Account").

5. In the event that Lender shall incur any Letter of Credit Obligations in favor of any Borrower, such Borrower agrees to pay the Letter of Credit Fee to Lender as compensation to Lender for incurring such Letter of Credit Obligations. In addition, such Borrower shall reimburse Lender for all fees and charges paid by Lender on account of any such Letters of Credit or Letter of Credit Obligations to the issuing bank.

6. Each Borrower's Obligations to lender with respect to any Letter of Credit or Letter of Credit Obligation shall be evidenced by Lender's records and shall be absolute, unconditional and irrevocable and shall not be affected, modified or impaired by (a) any lack of validity or enforceability of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (b) any amendment or waiver of or consent to depart from all or any of the terms of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (c) the existence of any claim, set-off, defense or other right which any Borrower or any other Credit Party may have against Lender, the issuer or beneficiary of such Letter of Credit, or any other Person, whether in connection with this Agreement, any other Loan Document or such Letter of Credit or the transactions contemplated thereby or any unrelated transactions; or (d) the fact that any draft, affidavit, letter, certificate, invoice, bill of lading or other document presented under or delivered in connection with such Letter of Credit or any other Letter of Credit proves to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to have been untrue or incorrect in any respect.

7. In addition to any other indemnity obligations which any Borrower may have to Lender under this Agreement and without limiting such other indemnification provisions, Each Borrower hereby agrees to indemnify Lender from and to hold Lender harmless against any and all claims, liabilities, losses, costs and expenses (including, attorneys' fees and expenses) which Lender may (other than as a result of its own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of or payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation or (b) any suit, investigation or proceeding as to which Lender is or may become a party as a consequence, directly or indirectly, of the issuance of any Letter of Credit, the incurring of any Letter of Credit Obligation or any payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation. The obligations of each Borrower under this paragraph shall survive any termination of this Agreement and the payment in full of the Obligations.

8. Each Borrower hereby assumes all risks of the acts, omissions or misuse of each Letter of Credit by the beneficiary or issuer thereof and, in connection therewith, Lender shall not be responsible (a) for the validity, sufficiency, genuineness or legal effect of any document submitted in connection with any drawing under any Letter of Credit even if it should in fact prove in any respect to be invalid, insufficient, inaccurate, untrue, fraudulent or forged;
(b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any rights or benefits thereunder or any proceeds thereof, in whole or in part, even if it should prove to be invalid or ineffective for any reason; (c) for the failure of any issuer or beneficiary of any Letter of Credit to comply fully with the terms thereof, including the conditions required in order to effect or pay a drawing thereunder; (d) for any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy, telex or otherwise;
(e) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under any Letter of Credit; or (f) for any consequences arising from causes beyond the direct control of Lender.

                                   Schedule D
                                 CASH MANAGEMENT

Borrowers agree to establish, and to maintain, until the Termination Date, the cash management system described below:

1. No Corporate Credit Party: (i) shall not (nor shall it permit any of its Subsidiaries to) open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for those accounts identified in Attachment I hereto (to include a petty cash account not to exceed $5,000 during any Fiscal Month, and a payroll account not to exceed an amount equal to one regular payroll at any time); and (ii) shall close or permit to be closed any of the accounts listed in Attachment I hereto, in each case without Lender's prior written consent, and then only after such Credit Party has implemented agreements with such bank or financial institution and Lender acceptable to Lender.

2. Commencing on the Closing Date and until the Termination Date, each Corporate Credit Party shall cause to be deposited directly all cash, checks, notes, drafts or other similar items relating to or constituting proceeds of or payments made in respect of any and all Collateral into lock boxes or lock box accounts in such Credit Party's name (collectively, the "Lock Box Accounts") set forth in paragraph 1 of Attachment I hereto.

3. On or before the Closing Date, each bank at which the Lock Box Accounts are held shall have entered into tri-party lock box agreements (the "Lock Box Account Agreements") with Lender and the applicable Credit Party, in form and substance acceptable to Lender. Each such Lock Box Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Lock Box Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (b) such bank agrees to sweep on a daily basis all amounts in the Lock Box Account to the Collection Account.

4. On the Closing Date, (a) the lock box and blocked account arrangements shall immediately become operative at the banks at which the Lock Box Accounts are maintained, and (b) amounts outstanding under the Revolving Credit Loan (for purposes of the Borrowing Availability) shall be reduced through daily sweeps, by wire transfer, of the Lock Box Accounts into the Collection Account. Borrowers acknowledge that they shall have no right to gain access to any of the moneys in the Lock Box Accounts until after the Termination Date.

5. Each Borrower may maintain, in its name, accounts (the "Disbursement Accounts") at a bank or banks acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to
Section 1.1 for use solely in accordance with the provisions of Section 1.3. All of the Disbursement Accounts as of the Closing Date are listed in paragraph 2 of Attachment I hereto.

6. Upon the request of Lender, each Corporate Credit Party shall forward to Lender, on a daily basis, evidence of the deposit of all items of payment received by such Credit Party into the Lock Box Accounts and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender.

                           ATTACHMENT I to SCHEDULE D

[*]

---------------

* Confidential information on this page has been omitted and filed separately with the Securities and exchange Commission.

                                SCHEDULE E - FEES

1. UNUSED LINE FEE: For each day from the Closing Date, and through and including the Termination Date, an amount equal to the Maximum Amount less the Revolving Credit Loan for such day multiplied by .25%, the product of which is then divided by 360. The Unused Line Fee for each month (except for the month in which the Termination Date occurs) is payable on the first day of each calendar month following the Closing Date; the final monthly installment of the Unused Line Fee is payable on the Termination Date. Notwithstanding the foregoing, any unpaid Unused Line Fee is immediately due and payable on the Commitment Termination Date.

2. LETTER OF CREDIT FEE: For each day for which Lender maintains Letter of Credit Obligations outstanding, an amount equal to the amount of the Letter of Credit Obligations outstanding on such day, multiplied by 2.00%, the product of which is then divided by 360. The Letter of Credit Fee incurred for each month is payable at the same time each payment of the Unused Line Fee is due. Notwithstanding the foregoing, any unpaid Letter of Credit Fee is immediately due and payable on the Commitment Termination Date.

3. CLOSING FEE; COLLATERAL MONITORING FEE: A non-refundable closing fee of $62,000, payable and fully earned at closing (the "Closing Fee"). A fully earned and non-refundable collateral monitoring fee of $20,000 per annum, payable in advance on the Closing Date and on each anniversary thereof.

4. PREPAYMENT FEE:
An amount equal to the sum of (x) each Borrower's Maximum Amount and (y) the principal amount outstanding under the Term Loan on the date of prepayment and termination, multiplied by:
         3% if Lender's obligation to make further Revolving Credit Advances or incur additional Letter of Credit Obligations is terminated (voluntarily by Borrowers, upon Default or otherwise) on or after the Closing Date and on or before the first anniversary of the Closing Date, payable on the Commitment Termination Date;
         2% if Lender's obligation to make further Revolving Credit Advances or incur additional Letter of Credit Obligations is terminated (voluntarily by Borrowers, upon Default or otherwise) after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, payable on the Commitment Termination Date; or
         1% if Lender's obligation to make further Revolving Credit Advances or incur additional Letter of Credit Obligations is terminated (voluntarily by Borrowers, upon Default or otherwise) after the second anniversary of the Closing Date and on or before the Stated Expiry Date then in effect, payable on the Commitment Termination Date.

Each Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate Lender's actual damages from early termination of Lender's obligation to make further Revolving Credit Advances and incur additional Letter of Credit Obligations for any reason pursuant to Section 1.2(c) or Section 7.2, (ii) the Prepayment Fees provided above are intended to be fair and reasonable approximations of such damages, and (iii) the Prepayment Fees are not intended to be penalties.

5. AUDIT FEES: Borrowers jointly and severally agree to reimburse Lender at the rate of $750 per person per day, plus out of pocket expenses, for the audit reviews, field examinations and collateral examinations conducted by Lender.

6. COMMITMENT FEE: Borrowers, to the extent not paid in connection with the execution of the Commitment Letter dated September 19, 2000, a fully earned and nonrefundable commitment fee of $94,500 payable on the Closing Date.

                                   Schedule F
                              SCHEDULE OF DOCUMENTS


The obligation of Lender to make the initial Revolving Credit Advances and extended other credit is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel:

PRINCIPAL LOAN DOCUMENTS
1.   Agreement. The Loan and Security Agreement duly executed by Borrower(s).
2. Note(s). Duly executed Note(s) to the order of Lender evidencing the Loan(s).
3. Borrowing Base Certificate. An original Borrowing Base Certificate duly executed by a responsible officer of Borrower(s).
4. Notice of Revolving Credit Advance. An original Notice of Revolving Credit Advance duly executed by a responsible officer of Borrower(s).

COLLATERAL DOCUMENTS.
1. Acknowledgment Copies of Financing Statements. Acknowledgment copies of proper Financing Statements (Form UCC-l) (the "Financing Statements") duly filed under the Code in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender's Lien on the Collateral.
2. UCC Searches. Certified copies of UCC Searches, or other evidence satisfactory to Lender, listing all effective financing statements which name Borrowers or any Credit Party (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions referred to in paragraph (1) immediately above, together with copies of such other financing statements.
3. Intellectual Property Documents. Agreements relating to the granting to Lender of a security interest in Intellectual Property of Borrowers and each other Credit Party to the extent applicable in a form suitable for filing with the appropriate Federal filing office.
4. Other Recordings and Filings. Evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender's Lien on the Collateral and ensure such Collateral is free and clear of other Liens..
5. Power of Attorney. Powers of Attorney duly executed by each Credit Party executing the Agreement.
6. Stock Pledge Agreement. Stock Pledge Agreement duly executed by Leading Borrower of all of the issued and outstanding common stock of Second Borrower and Gros-Ite together with the originals of stock certificates evidencing the common stock pledged thereby and related stock powers executed in blank.

THIRD PARTY AGREEMENTS.
1. Landlord and Mortgagee Consents. Unless otherwise agreed to in writing by Lender, duly executed landlord and mortgagee waivers and consents from the landlords and mortgagees of all of each Credit Party's leased or owned locations where Collateral is held except that no landlord waiver shall be required for the leased premises located at 1838 New Britian Avenue, Farmington, Connecticut.
2. Cash Management System. Duly executed Lock Box Account Agreements and, if required by Lender, pledged account agreements in respect of the Disbursement Accounts as contemplated by Schedule D.
3.   Guarantees.  Guarantees executed by Gros-Ite.
4. Fleet Intercreditor Agreements. Fleet Intercreditor and Subordination Agreements executed on behalf of each Credit Party and Fleet.
5.   Off-Set Waiver. A Off Set Waiver executed by Pratt & Whitney.
6. Processor Waivers. Duly executed waivers from third party processors at each location where Inventory is processed in form and substance satisfactory to Lender except for those processors for which Lender has waived such requirement; provided, that the failure to obtain such processor letter for any particular processor shall result in such Inventory not being Eligible Inventory.

OTHER DOCUMENTS.
1. Secretary Certificate. A Secretary Certificate in the form of Exhibit H to the Agreement duly completed and executed by the Secretary of each Credit Party executing the Agreement, together with all attachments thereto.

2. Environmental Audit. Copies of all existing environmental reviews and audits and other information pertaining to actual or potential environmental claims relating to the Collateral and the Credit Parties, as Lender may require.
3. Financial Statements and Projections. Copies of the Financial Statements and Projections, which Projections shall include a capital expenditures budget for Borrower(s) in form and substance satisfactory to Lender.
4.   Insurance Policies. Certified copies of insurance policies described in
     Section 3.16, together with evidence showing loss payable or additional insured clauses or endorsements in favor of Lender.
5. Existing Lease Agreements. Copies of any existing real property leases and equipment leases to which each Credit Party is a party and any other document or instrument evidencing or relating to existing Indebtedness of each Credit Party, together with all certificates, opinions, instruments, security documents and other documents relating thereto, all of which shall be satisfactory in form and substance to Lender, certified by an authorized officer of such Credit Party as true, correct and complete copies thereof.
6. Account Notification Letters. Notification Letters to the Account Debtors of the Credit Parties on such Credit Parities letterhead duly executed on behalf of such Credit Party.
7. Post Office Change of Address Cards. Post Office Change of Address Cards executed on behalf of each Credit Party.

                                   Schedule G
                               FINANCIAL COVENANTS

1. Fixed Charge Coverage Ratio. Leading Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter for the fiscal period set forth below a Fixed Charge Coverage Ratio of not less than 1.1 to
1.0 set forth below:


                                  Fiscal Period

                 October 1, 2000 to and including the last Saturday in December 2000

                 October 1, 2000 to and including March 31, 2001

                 October 1, 2000 to and including June 30, 2001

                 October 1, 2000 to and including September 30, 2001 and for each rolling twelve month period ending on and after the last Saturday in December 2001

As used in this Agreement (including this Schedule G covenant), the following terms shall have the following meanings:

"EBITDA" shall mean, for any period, the Net Income (Loss) of Leading Borrower and their Subsidiaries on a consolidated basis for such period, plus interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains (including forgiveness of Indebtedness), in each case, of Leading Borrower and their Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

"Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of the following for Leading Borrower and their Subsidiaries on a consolidated basis determined in accordance with GAAP: (a) EBITDA for such period less Capital Expenditures for such period which are not financed through the incurrence of any Indebtedness (excluding the Revolving Credit Loan) to (b) the sum of (i) interest expense paid (except to the extent the payment thereof had been accrued for in a prior fiscal period) or accrued (except for interest accrued on the potential discount on the Fleet Indebtedness as set forth in the Escrow Agreement but only for the Fiscal Period ending December 31, 2000) in respect of any Indebtedness during such period, plus (ii) taxes to the extent accrued or otherwise payable with respect to such period plus (iii) regularly scheduled payments of principal paid or that were required to be paid on Funded Debt (excluding the Revolving Credit Loan) during such period.

"Funded Debt" shall mean, for any Person, all of such Person's Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Person.

"Net Income (Loss)" shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.


2.Capital Expenditures. Leading Borrower and their Subsidiaries on a consolidated basis shall not make aggregate Capital Expenditures, other than Capital Expenditures financed through the incurrence of Indebtedness (excluding the Revolving Credit Loan) in any Fiscal Year in excess of $ 250,000.

                                    Exhibit B
                                   GE Capital
                     Required Reports and Other Information



                                                                                       Daily          Weekly          Monthly
1.   Exhibit "A" Notice of Revolving Credit Advances
2.   Sales Journal
3.   Cash Receipts Journal
4.   Credit Memo Journal
5.   Copies of Sales Invoices Over $________ with Bills of Lading Attached
6.   Accounts Receivable Detailed Aging
7.   Accounts Payable Detailed Aging
8.   Inventory Mix / Item Listing compared to Prior Period
9.   Inventory Listing by Location compared to Prior Period
10.  Inventory Aging
11.  Inventory Composition Analysis by Type (Raw, WIP and Finished Goods)
12.  Excess / Obsolete Analysis with Supporting Documentation
13.  Copies of Lockbox Statements and Operating Account Statements
14.  Other Reports as Set Forth in Section 4.1 of the Loan Agreement, including, without limitation:
     (i)     Inventory Perpetual Listing (excel spreadsheet)
     (ii)    Accounts Receivable Aging Reconciled to the General Ledger to the
             Financial Statements
     (iii)   Inventory Perpetual Reconciled to the General Ledger to the
             Financial Statements
     (iv)    Accounts Payable Aging Reconciled to the General Ledger to the
             Financial Statements
     (v)     Exhibit "C and C-1" Borrowing Base and Inventory Rollforward and
             Reconciliation
     (vi)    Exhibit "D" Accounts Payable Analysis
     (vii)   Exhibit "E" Daily Accounts Receivable Rollforward
     (viii)  Exhibit "J" Compliance Certificate
     (ix)    Interim Financial Statements (as described in section 4.1(d))
     (x)     Audited Financial Statements (as described in section 4.1(e))

             Any Items Due Monthly are due by the 15th day of the following month.
             Any Items Due Weekly are due by the 2nd business day of the following week All Reporting is As Requested by the Lender from Time to Time



                                    Exhibit C
                                   GE Capital
                       Form of Borrowing Base Certificate

  DATE                           CERTIFICATE NUMBER:
  BORROWER NAME:                 PREVIOUSLY FAXED:   Yes     No (circle one)

1.  Period end Accounts as of:                                      $
                                --------------------                 -------

    Ineligible Accounts as of:                            $
                                --------------------      --------
    Accounts over     days from due date or     days      $
      from invoice date                                   --------
    Intercompany and Affiliate Accounts                   $
                                                          --------
    Government Accounts                                   $
                                                          --------
    Contra Accounts                                       $
                                                          --------
    COD Accounts                                          $
                                                          --------
    Foreign Accounts                                      $
                                                          --------
    Credits in prior                                      $
                                                          --------
         % concentration exclusion                        $
    -----                                                 --------
         % cross aging exclusion                          $
    -----                                                 --------
    Bill and Hold invoices                                $
                                                          --------
    Finance/Service/Late Charges                          $
                                                          --------
    Other                                                 $
          ---------------------                           --------

2.  Total ineligibles                                                    $
                                                                         -------

3.  Eligible Accounts (Line 1 minus Line 2)                              $
                                                                         -------

4.  Eligible Accounts advance rate  (       % )                                %
                                                                         -------

5.  Eligible Accounts availability (Line 3 multiplied by Line 4)         $
                                                                         -------
6.  Lesser of Eligible Inventory availability or Inventory cap
      ($          ) as of:                                               $
        ----------         --------                                      -------

    Type      Gross Amount    Ineligible    Advance Rate     Available (or cap)

----------- ---------------  ------------  --------------  ---------------------
----------- ---------------  ------------  --------------  ---------------------
----------- ---------------  ------------  --------------  ---------------------

Explain ineligible Inventory:
(a)  WIP/slow moving/obsolete  $         (d)  Subject to Intellectual    $
                                -------       Prpty. Licensing Agmt.      ------
(b)  In-transit                $         (e)  Not subject to Landlord/   $
                                -------       Mortgagee Waiver            ------
(c)  On-Consignment            $         (f)  Other                      $
                                -------                                   ------

 7.  Borrowing Availability (lesser of sum of lines 5 + 6   ($    ))     $
       or the Maximum Amount                                             -------

 8.  Revolving Credit Loan balance                                       $
                                                                         -------

 9.  Letter of Credit Obligations                                        $
                                                                         -------

10.  Reserves (explain)                                                  $
                                                                         -------

11.  Net Borrowing Availability (Line 7 minus the total of               $
       Lines 8, 9 and 10)                                                -------
The undersigned hereby certifies that (a) all of the foregoing information regarding the Eligible Accounts is true and correct on the date hereof and all such Accounts listed as Eligible Accounts are Eligible Accounts within the meaning given such term in the Loan and Security Agreement dated
September    , 2000 among the Borrowers, General Electric Capital Corporation and the other parties thereto, if any (as from time to time amended, supplemented, restated or otherwise modified, the "Loan Agreement"), and (b) all of the foregoing information regarding the Eligible Inventory is true and correct on the date hereof and all such Inventory listed as Eligible Inventory is Eligible Inventory within the meaning given such term in the Loan and Security Agreement.

By:                                    Title:
    ----------------------                    ----------------------------
                                       Must be CFO [or                   ]
                                                       ------------------

                                   Exhibit C-1
                                   GE Capital
                    Inventory Rollforward and Reconciliation


BORROWER NAME:             PREVIOUSLY FAXED:        YES       NO   (Circle one)
DATE:

     For the Month Ending:
                           ---------------

  1. Beginning of the month inventory balance                                           $
                                                                                        --------------

  2. Purchases                                                                          $
                                                                                        --------------

  3. Cost of goods sold                                                                 $
                                                                                        --------------

  4. Other adjustments                                                                  $
                                                                                        --------------

  5. Rollforward of Inventory (Line 1 + Line 2 + Line 3 +/- Line 4)                     $
                                                                                        --------------

  6. End of period accounts payable per Inventory perpetual (attach aging)              $
                                                                                        --------------

  7. Variance between Line 5 and Line 6 (Explain:)                                      $
                                                                                        --------------

  8. End of period Inventory balance per general ledger                                 $
                                                                                        --------------

  9. Variance between Line 6 and Line 8 (Explain:)                                      $

 10. End of period Inventory balance per financial statements                           $
                                                                                        --------------

 11. Variance between Line 8 and Line 10 (Explain:)                                     $
                                                                                        --------------

The undersigned hereby certifies that all of the information shown above is true and correct on the date hereof.

By:                                      Title:
    ----------------------                      ----------------------------
                                                Must be CFO [or               ]
                                                                --------------

                                    Exhibit D
                                   GE Capital
                        Form of Accounts Payable Analysis

BORROWER NAME:             PREVIOUSLY FAXED:        YES       NO   (Circle one)
DATE:

     For the Month Ending:
                           ---------------

  1. Beginning of the month Accounts Payable balance                                    $
                                                                                        --------------

  2. Purchases                                                                          $
                                                                                        --------------

  3. Disbursements                                                                      $
                                                                                        --------------

  4. Other adjustments                                                                  $
                                                                                        --------------

  5. Rollforward of Accounts Payable (Line 1 + Line 2 + Line 3 +/- Line 4)              $
                                                                                        --------------

  6. End of period Accounts Payable per Accounts Payable aging (attach aging)           $
                                                                                        --------------

  7. Variance between Line 5 and Line 6 (Explain:)                                      $
                                                                                        --------------
  8. End of period Accounts Payable balance per general ledger                          $
                                                                                        --------------

  9. Variance between Line 6 and Line 8 (Explain:)                                      $
                                                                                        --------------

 10. End of period Accounts Payable balance per financial statements                    $
                                                                                        --------------

 11. Variance between Line 8 and Line 10 (Explain:)                                     $
                                                                                        --------------
 12. Book overdraft                                                                     $
                                                                                        --------------

 13. Held Checks at the end of the month                                                $
                                                                                        --------------

 14. Adjusted end of month Accounts Payable balance                                     $
                                                                                        --------------

The undersigned hereby certifies that all of the information shown above is true and correct on the date hereof.


By:                                      Title:
    ----------------------                      ----------------------------
                                                Must be CFO [or               ]
                                                                --------------

                                    Exhibit E
                                   GE Capital
                      Daily Accounts Receivable Rollforward

BORROWER NAME:             PREVIOUSLY FAXED:        YES       NO
DATE:

     Date:                  A/R Balance
            ---------------                ---------------



                                                                                     CASH DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
NCRA       Date Sent           Debit    Credit    Gross Cash       Term/Cash                     Non- A/R     Gross A/R      A/R
Ref. #     to Lender   Sales   Memos    Memos    Deposited (+)   Discounts (+)  Deductions (+)   Cash (-)   Cash Reduction  Balance
---------  ---------   -----   -----    ------   -------------   -------------  --------------   ---------  --------------  -------



Month Total



Note: Attach Accounts Receivable Detailed Aging
          The undersigned hereby certifies that all of the information shown above is true and correct on the date hereof.
Signed:                                      Title:
         -------------------------                  ---------------------------
                                             Must be CFO [or                   ]
                                                             ------------------

                                   EXHIBIT F-1
                FORM OF LEADING BORROWER'S REVOLVING CREDIT NOTE

$8,000,000                                                          New York, NY
                                                              September __, 2000

For value received, the receipt and sufficiency of which are hereby acknowledged, EDAC Technologies Corporation, a Wisconsin corporation ("Leading Borrower"), as one of the Borrowers under and as defined in that certain Loan and Security Agreement (as the same may be amended, restated or supplemented from time to time, the "Agreement") of even date herewith among this Borrower, GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), and the other parties signatory thereto, hereby promises to pay to the order of Lender the sum of $8,000,000 or such greater or lesser amount as shall be advanced by Lender to this Borrower from time to time, together with interest on the unpaid balance of such amount from the date of the initial Revolving Credit Advance made to this Borrower. This Note is one of the Revolving Credit Notes issued under the Agreement to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Revolving Credit Rate, or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Termination Date. Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Borrower acknowledges that (a) Lender is authorized under the Agreement to charge to the Revolving Credit Loan unpaid Obligations of Borrower to Lender, (b) the principal amount of the Revolving Credit Loan will be increased by such amounts, and (c) the principal, as so increased, will bear interest as provided for herein and in the Agreement.

To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligation, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            EDAC TECHNOLOGIES CORPORATION
                                            ("Leading Borrower")


                                            By:__________________________
                                                Name:
                                                Title:

                                   EXHIBIT F-2
                 FORM OF SECOND BORROWER'S REVOLVING CREDIT NOTE

$8,000,000                                                          New York, NY
                                                              September __, 2000

For value received, the receipt and sufficiency of which are hereby acknowledged, Apex Machine Tool Company, Inc., a Connecticut corporation ("Second Borrower"), as one of the Borrowers under and as defined in that certain Loan and Security Agreement (as the same may be amended, restated or supplemented from time to time, the "Agreement") of even date herewith among this Borrower, GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), and the other parties signatory thereto, hereby promises to pay to the order of Lender the sum of $8,000,000 or such greater or lesser amount as shall be advanced by Lender to Borrower from time to time, together with interest on the unpaid balance of such amount from the date of the initial Revolving Credit Advance made to this Borrower. This Note is one of the Revolving Credit Notes issued under the Agreement to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Revolving Credit Rate, or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Termination Date. Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Borrower acknowledges that (a) Lender is authorized under the Agreement to charge to the Revolving Credit Loan unpaid Obligations of Borrower to Lender, (b) the principal amount of the Revolving Credit Loan will be increased by such amounts, and (c) the principal, as so increased, will bear interest as provided for herein and in the Agreement.

To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            Apex Machine Tool Company, Inc.
                                            ("Second Borrower")


                                            By:__________________________
                                                Name:
                                                Title:

                                   EXHIBIT G-1
                              FORM OF TERM NOTE A-1


$4,279,000                                                          New York, NY
                                                              September __, 2000

For value received, the receipt and sufficiency of which are hereby acknowledged, EDAC Technologies Corporation, a Wisconsin corporation ("Leading Borrower"), hereby promise to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), $4,279,000 together with interest on the unpaid balance of such amount from the date of this Note. This
Note is the Term Note A-1 issued under the Loan and Security Agreement among Leading Borrower, Apex Machine Tool Company, Inc., a Connecticut corporation and Lender of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement") to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Term Loan A Rate or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Termination Date, and prior to the Commitment Termination Date, the outstanding principal shall be due and payable in accordance with the schedule attached as Schedule G-1 hereto and incorporated herein by reference.

Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. To the fullest extent permitted by applicable law, Leading Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Leading Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Leading Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become or may be declared to be, immediately due and payable, all as provided therein.

LEADING BORROWER ACKNOWLEDGES THAT IT HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            EDAC TECHNOLOGIES CORPORATION


                                            By:__________________________
                                            Name:
                                            Title:

             SCHEDULE G-1 TO TERM NOTE A-1 DATED SEPTEMBER __, 2000
                 IN THE ORIGINAL PRINCIPAL AMOUNT OF $4,279,000
                      MADE BY EDAC TECHNOLOGIES CORPORATION

                              Amortization Schedule

         The Term Loan A-1 shall amortize in equal monthly principal installments of $71,317 payable on the first day of each month, with a Balloon Payment of the remaining outstanding balance on the Commitment Termination Date.

                                   EXHIBIT G-2
                              FORM OF TERM NOTE A-2


$3,085,000                                                          New York, NY
                                                              September __, 2000

For value received, the receipt and sufficiency of which are hereby acknowledged, Apex Machine Tool Company, Inc., a Connecticut corporation ("Second Borrower"), hereby promise to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), $3,085,000 together with interest on the unpaid balance of such amount from the date of this Note. This
Note is the Term Note A-2 issued under the Loan and Security Agreement among Second Borrower, EDAC Technologies Corporation, a Wisconsin corporation and Lender of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement") to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Term Loan A Rate or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Termination Date, and prior to the Commitment Termination Date, the outstanding principal shall be due and payable in accordance with the schedule attached as Schedule G-1 hereto and incorporated herein by reference.

Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. To the fullest extent permitted by applicable law, Second Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Second Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Second Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become or may be declared to be, immediately due and payable, all as provided therein.

SECOND BORROWER ACKNOWLEDGES THAT IT HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            APEX MACHINE TOOL COMPANY, INC.


                                            By:__________________________
                                            Name:
                                            Title:

             SCHEDULE G-1 TO TERM NOTE A-2 DATED SEPTEMBER __, 2000
                 IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,085,000
                     MADE BY APEX MACHINE TOOL COMPANY, INC.

                              Amortization Schedule

         The Term Loan A-2 shall amortize in equal monthly principal installments of $51,417 payable on the first day of each month, with a Balloon Payment of the remaining outstanding balance on the Commitment Termination Date.

                                   EXHIBIT G-3
                               FORM OF TERM NOTE B


$2,000,000                                                          New York, NY
                                                          _____________ __, 2000

For value received, the receipt and sufficiency of which are hereby acknowledged, EDAC Technologies Corporation, a Wisconsin corporation ("Leading Borrower"), and Apex Machine Tool Company, Inc., a Connecticut corporation ("Second Borrower"), (Leading Borrower and Second Borrower being collectively referred to as "Borrowers" and each a "Borrower"), hereby jointly and severally promise to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), $2,000,000 together with interest on the unpaid balance of such amount from the date of this Note. This Note is the Term Note B issued under the Loan and Security Agreement between Borrowers and Lender of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement") to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Term Loan B Rate or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Termination Date, and prior to the Commitment Termination Date, the outstanding principal shall be due and payable in accordance with the schedule attached as Schedule G-1 hereto and incorporated herein by reference.

Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. To the fullest extent permitted by applicable law, each Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Leading Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Leading Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become or may be declared to be, immediately due and payable, all as provided therein.

LEADING BORROWER ACKNOWLEDGES THAT IT HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            EDAC TECHNOLOGIES CORPORATION


                                            By:__________________________
                                            Name:
                                            Title:

            SCHEDULE G-1 TO TERM NOTE B DATED _____________ __, 2000
                 IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,000,000
                      MADE BY EDAC TECHNOLOGIES CORPORATION

                              Amortization Schedule

         The Term Loan B shall amortize in equal monthly principal installments of $16,667 payable on the first day of each month, with a Balloon Payment of the remaining outstanding balance on the Commitment Termination Date.

                       EXHIBIT H - SECRETARIAL CERTIFICATE

The undersigned hereby certifies that he or she is the duly elected and acting Secretary or Assistant Secretary of EDAC Technologies Corporation, a Wisconsin corporation ("Credit Party"), and as such is the custodian of Credit Party's Books and Records and is authorized to execute and deliver this Certificate in connection with the Loans being made to EDAC Technologies Corporation and Apex Machine Tool Company, Inc. by General Electric Capital Corporation, as Lender under the Loan and Security Agreement ("Agreement") of even date herewith. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Agreement. In order to induce General Electric Capital Corporation to execute the Agreement and make the Loans, the undersigned certifies (in his or her secretarial capacity, and on behalf of Credit Party as follows:

1. Attached as Attachment 1 is a full, complete, and correct copy of Credit Party's articles or certificate of incorporation or other creating instrument ("Charter") as filed and recorded with the Secretary of State of Wisconsin, which Charter has not been rescinded or amended and remains in full force and effect in its entirety.

2. Attached as Attachment 2 is a copy of a written confirmation from the Secretary of State of Wisconsin, dated September __, 2000, confirming that the Charter of Credit Party in the form of Attachment I remains on file and that Credit Party is a corporation in good standing in the State of Wisconsin.

3. Attached as Attachment 3 is a copy of the By-Laws of Credit Party, and as of the Closing Date the By-Laws are in full force and effect and have not been amended or rescinded.

4. Attached as Attachment 4 are copies of good standing certificates dated not more than 30 days prior to the Closing Date for each state or jurisdiction in which Credit Party does business confirming that Credit Party is qualified to engage in business in such jurisdiction and such qualification is in good standing.

5. Attached as Attachment 5 are copies of the Resolutions of the Board of Directors of Credit Party duly adopted by Credit Party's Board of Directors in a meeting duly called upon proper notice, or by written consent in conformity with the corporate and other laws of such Credit Party's state of incorporation and with Credit Party's Charter and By-Laws, which Resolutions authorize (a) Credit Party to execute and deliver the Loan Documents to which it is a party and to borrow the funds intended to be borrowed thereunder, and (b) the officers of Credit Party to execute and deliver the Loan Documents to which it is a party. There is no provision of Credit Party's Charter or By-Laws limiting or contravening the Resolutions attached as Attachment 5, which Resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

6. The undersigned officers and employees of Credit Party have been elected to the positions set forth opposite their respective names below, are qualified to act in such capacities and to execute and deliver the Loan Documents on behalf of Credit Party, and the signature set opposite each name is the authentic signature of such officer or employee:

      NAME                       OFFICE                   SIGNATURE
      ______________________    ______________________    ______________________

      ______________________    ______________________    ______________________

      ______________________    ______________________    ______________________


IN WITNESS WHEREOF, the undersigned have executed this Certificate on September __, 2000.


                           Name:
                           Secretary of EDAC Technologies Corporation

The Undersigned, the President of Credit Party, hereby certifies that ___________________ is the Secretary of Credit Party and is authorized to execute and deliver this Certificate.

                           Name:
                           Date: September __, 2000

                      EXHIBIT H-1. SECRETARIAL CERTIFICATE

The undersigned hereby certifies that he or she is the duly elected and acting Secretary or Assistant Secretary of Apex Machine Tool Company, Inc., a Connecticut corporation ("Credit Party"), and as such is the custodian of Credit Party's Books and Records and is authorized to execute and deliver this Certificate in connection with the Loans being made to EDAC Technologies Corporation and Apex Machine Tool Company, Inc. by General Electric Capital Corporation, as Lender under the Loan and Security Agreement ("Agreement") of even date herewith. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Agreement. In order to induce General Electric Capital Corporation to execute the Agreement and make the Loans, the undersigned certifies (in his or her secretarial capacity, and on behalf of Credit Party as follows:

1. Attached as Attachment 1 is a full, complete, and correct copy of Credit Party's articles or certificate of incorporation or other creating instrument ("Charter") as filed and recorded with the Secretary of State of Connecticut, which Charter has not been rescinded or amended and remains in full force and effect in its entirety.

2. Attached as Attachment 2 is a copy of a written confirmation from the Secretary of State of Connecticut, dated September __, 2000, confirming that the Charter of Credit Party in the form of Attachment I remains on file and that Credit Party is a corporation in good standing in the State of Connecticut.

3. Attached as Attachment 3 is a copy of the By-Laws of Credit Party, and as of the Closing Date the By-Laws are in full force and effect and have not been amended or rescinded.

4. Attached as Attachment 4 are copies of good standing certificates dated not more than 30 days prior to the Closing Date for each state or jurisdiction in which Credit Party does business confirming that Credit Party is qualified to engage in business in such jurisdiction and such qualification is in good standing.

5. Attached as Attachment 5 are copies of the Resolutions of the Board of Directors of Credit Party duly adopted by Credit Party's Board of Directors in a meeting duly called upon proper notice, or by written consent in conformity with the corporate and other laws of such Credit Party's state of incorporation and with Credit Party's Charter and By-Laws, which Resolutions authorize (a) Credit Party to execute and deliver the Loan Documents to which it is a party and to borrow the funds intended to be borrowed thereunder, and (b) the officers of Credit Party to execute and deliver the Loan Documents to which it is a party. There is no provision of Credit Party's Charter or By-Laws limiting or contravening the Resolutions attached as Attachment 5, which Resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

6. The undersigned officers and employees of Credit Party have been elected to the positions set forth opposite their respective names below, are qualified to act in such capacities and to execute and deliver the Loan Documents on behalf of Credit Party, and the signature set opposite each name is the authentic signature of such officer or employee:

         NAME                   OFFICE                    SIGNATURE

         ______________________  ______________________   ______________________

         ______________________  ______________________   ______________________

         ______________________  ______________________   ______________________



IN WITNESS WHEREOF, the undersigned have executed this Certificate on September __, 2000.

                           Name:
                           Secretary of Apex Machine Tool Company, Inc.

The Undersigned, the President of Credit Party, hereby certifies that ___________________ is the Secretary of Credit Party and is authorized to execute and deliver this Certificate.

                           Name:
                           Date: September __, 2000

                     EXHIBIT H-2. - SECRETARIAL CERTIFICATE

The undersigned hereby certifies that he or she is the duly elected and acting Secretary or Assistant Secretary of Gros-Ite Industries, Inc., a Connecticut corporation ("Credit Party"), and as such is the custodian of Credit Party's Books and Records and is authorized to execute and deliver this Certificate in connection with the Loans being made to Gros-Ite Industries, Inc. and Apex Machine Tool Company, Inc. by General Electric Capital Corporation, as Lender under the Loan and Security Agreement ("Agreement") of even date herewith. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Agreement. In order to induce General Electric Capital Corporation to execute the Agreement and make the Loans, the undersigned certifies (in his or her secretarial capacity, and on behalf of Credit Party as follows:

1. Attached as Attachment 1 is a full, complete, and correct copy of Credit Party's articles or certificate of incorporation or other creating instrument ("Charter") as filed and recorded with the Secretary of State of Connecticut, which Charter has not been rescinded or amended and remains in full force and effect in its entirety.

2. Attached as Attachment 2 is a copy of a written confirmation from the Secretary of State of Connecticut, dated September __, 2000, confirming that the Charter of Credit Party in the form of Attachment I remains on file and that Credit Party is a corporation in good standing in the State of Connecticut.

3. Attached as Attachment 3 is a copy of the By-Laws of Credit Party, and as of the Closing Date the By-Laws are in full force and effect and have not been amended or rescinded.

4. Attached as Attachment 4 are copies of good standing certificates dated not more than 30 days prior to the Closing Date for each state or jurisdiction in which Credit Party does business confirming that Credit Party is qualified to engage in business in such jurisdiction and such qualification is in good standing.

5. Attached as Attachment 5 are copies of the Resolutions of the Board of Directors of Credit Party duly adopted by Credit Party's Board of Directors in a meeting duly called upon proper notice, or by written consent in conformity with the corporate and other laws of such Credit Party's state of incorporation and with Credit Party's Charter and By-Laws, which Resolutions authorize (a) Credit Party to execute and deliver the Loan Documents to which it is a party and to borrow the funds intended to be borrowed thereunder, and (b) the officers of Credit Party to execute and deliver the Loan Documents to which it is a party. There is no provision of Credit Party's Charter or By-Laws limiting or contravening the Resolutions attached as Attachment 5, which Resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

6. The undersigned officers and employees of Credit Party have been elected to the positions set forth opposite their respective names below, are qualified to act in such capacities and to execute and deliver the Loan Documents on behalf of Credit Party, and the signature set opposite each name is the authentic signature of such officer or employee:

         NAME                           OFFICE                     SIGNATURE

         -------------------       -------------------       -------------------
         -------------------       -------------------       -------------------
         -------------------       -------------------       -------------------

IN WITNESS WHEREOF, the undersigned have executed this Certificate on September
  , 2000.

                           -------------------------------
                           Name:
                           Secretary of EDAC Technologies Corporation

The Undersigned, the               of Credit Party, hereby certifies that
                   is the Secretary of Credit Party and is authorized to execute and deliver this Certificate.

                           -------------------------------
                           Name:
                           Date: September   , 2000

                          EXHIBIT I - POWER OF ATTORNEY

This Power of Attorney is executed and delivered by EDAC Technologies Corporation. ("Credit Party"), to General Electric Capital Corporation (hereinafter referred to as "Attorney"), as Lender, under a Loan and Security Agreement dated of even date herewith (the "Agreement"; capitalized terms are used herein as defined in the Agreement) among EDAC Technologies Corporation and Apex Machine Tool Company, Inc. and Attorney and may be exercised in accordance with the terms of the Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Credit Party as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party without Attorney's written consent upon payment in full of all Obligations due to Attorney under the Loan Documents.

Credit Party hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Credit Party's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Credit Party hereby grants to Attorney the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, and at any time, to do the following: (a) change the address for delivery of mail, open mail for Credit Party, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Credit Party; (b) effect any repairs to any asset of Credit Party, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Credit Party or its property; (d) defend any suit, action or proceeding brought against Credit Party if Credit Party does not defend such suit, action or proceeding or if Attorney believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Credit Party whenever payable and to enforce any other right in respect of Credit Party's property; (f) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any property of Credit Party, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by Credit Party to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts; (2) an aging of all accounts; (3) trial balances; (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory, all as though Attorney were the absolute owner of the property of Credit Party for all purposes, and to do, at Attorney's option and Credit Party's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Credit Party's property or assets and Attorney's Liens thereon, all as fully and effectively as Credit Party might do. Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Credit Party, and Credit Party has caused its seal to be affixed pursuant to the authority of its Board of Directors on September __, 2000.

EDAC Technologies Corporation
     ATTEST:_________________________
By:___________________________                              (SEAL)
Name:
Title:
Notarization in appropriate form for the state of execution is required

                         EXHIBIT I-1 - POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Apex Machine Tool Company, Inc. ("Credit Party"), to General Electric Capital Corporation (hereinafter referred to as "Attorney"), as Lender, under a Loan and Security Agreement dated of even date herewith (the "Agreement"; capitalized terms are used herein as defined in the Agreement) among EDAC Technologies Corporation and Apex Machine Tool Company, Inc. and Attorney and may be exercised in accordance with the terms of the Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Credit Party as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party without Attorney's written consent upon payment in full of all Obligations due to Attorney under the Loan Documents.

Credit Party hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Credit Party's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Credit Party hereby grants to Attorney the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, and at any time, to do the following: (a) change the address for delivery of mail, open mail for Credit Party, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Credit Party; (b) effect any repairs to any asset of Credit Party, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Credit Party or its property; (d) defend any suit, action or proceeding brought against Credit Party if Credit Party does not defend such suit, action or proceeding or if Attorney believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Credit Party whenever payable and to enforce any other right in respect of Credit Party's property; (f) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any property of Credit Party, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by Credit Party to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts; (2) an aging of all accounts; (3) trial balances; (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory, all as though Attorney were the absolute owner of the property of Credit Party for all purposes, and to do, at Attorney's option and Credit Party's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Credit Party's property or assets and Attorney's Liens thereon, all as fully and effectively as Credit Party might do. Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Credit Party, and Credit Party has caused its seal to be affixed pursuant to the authority of its Board of Directors on September __, 2000.

Apex Machine Tool Company, Inc.
      ATTEST:_________________________
By:___________________________                                         (SEAL)
Name:
Title:
Notarization in appropriate form for the state of execution is required

                        EXHIBIT I - 2 - POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Gros-Ite Industries, Inc. ("Credit Party"), to General Electric Capital Corporation (hereinafter referred to as "Attorney"), as Lender, under a Loan and Security Agreement dated of even date herewith (the "Agreement"; capitalized terms are used herein as defined in the Agreement) among EDAC Technologies Corporation and Apex Machine Tool Company, Inc. and Attorney. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Credit Party as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party without Attorney's written consent upon payment in full of all Obligations due to Attorney under the Loan Documents.

Credit Party hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Credit Party's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Credit Party hereby grants to Attorney the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, and at any time, to do the following: (a) change the address for delivery of mail, open mail for Credit Party, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Credit Party; (b) effect any repairs to any asset of Credit Party, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Credit Party or its property; (d) defend any suit, action or proceeding brought against Credit Party if Credit Party does not defend such suit, action or proceeding or if Attorney believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Credit Party whenever payable and to enforce any other right in respect of Credit Party's property; (f) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any property of Credit Party, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by Credit Party to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts; (2) an aging of all accounts; (3) trial balances; (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory, all as though Attorney were the absolute owner of the property of Credit Party for all purposes, and to do, at Attorney's option and Credit Party's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Credit Party's property or assets and Attorney's Liens thereon, all as fully and effectively as Credit Party might do. Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Credit Party, and Credit Party has caused its seal to be affixed pursuant to the authority of its Board of Directors on September __, 2000.

Gros-Ite Industries, Inc.                      ATTEST:_________________________


By:___________________________                 (SEAL)
Name:
Title:
Notarization in appropriate form for the state of execution is required

                                    EXHIBIT J
                        FORM OF CERTIFICATE OF COMPLIANCE

                [Use This Co-Borrower Letterhead with this Form]


[Date]




To:   Account Manager

This is to certify that in accordance with Section 4.1 (d) of the Loan and Security Agreement dated September __, 2000 (the "Agreement"; capitalized terms are used herein as defined in the Agreement) that the attached Financial Statements are complete and true and have been prepared in conformance with GAAP. In addition there are no Defaults or Events of Default continuing as of such date [if there are acceptable exceptions, list them].

Also attached are the covenant calculations used in determining compliance with the financial covenants contained in Schedule G to the Agreement.

Very truly yours,


-------------------

Chief Executive Officer, [This Co-Borrower's Name]
[or Chief Financial Officer, [This Co-Borrower's Name]]

Client Name:
FYE:
Covenant:




                           ----------------------------------------------------------------------------------------
                                                                                           CASH
                           EBITDA          CAPEX          TOTAL          INTEREST          TAXES          PRINCIPAL
                           ----------------------------------------------------------------------------------------
      Month 1
      Month 2
      Month 3
      Month 4
      Month 5
      Month 6
      Month 7
      Month 8
      Month 9
     Month 10
     Month 11
     Month 12
  1st Quarter
  2nd Quarter
  3rd Quarter
  4th Quarter
ANNUAL TOTALS




                           -------------------------------------------------------------------------------------------------
                                        Mo. FIXED           Rolling           Rolling             Rolling
                           TOTAL          CHARGE           3 mo. FCC         6. mo FCC          12 mo. FCC          Required
                           -------------------------------------------------------------------------------------------------
      Month 1
      Month 2
      Month 3
      Month 4
      Month 5
      Month 6
      Month 7
      Month 8
      Month 9
     Month 10
     Month 11
     Month 12
  1st Quarter
  2nd Quarter
  3rd Quarter
  4th Quarter
ANNUAL TOTALS




  Covenant:  Minimum Net Worth               Covenant:     Capital Expenditures
Year Ending                                Year Ending
 Minimum NW                                    Maximum
     Actual                                     Actual

In Compliance:   VP Portfolio                    Account Manager
                              --------------                     --------------


                                       2